Exhibit 4(d)
                          ==================================

                            TUCSON ELECTRIC POWER COMPANY


                                          TO


                            BANK OF MONTREAL TRUST COMPANY

                                                       TRUSTEE


                                   _______________


                                      Indenture


                              DATED AS OF AUGUST 1, 1998


                                   _______________





                          ==================================

                            TUCSON ELECTRIC POWER COMPANY


            RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939 AND
                             INDENTURE, DATED AS OF AUGUST 1, 1998



          TRUST INDENTURE ACT SECTION                  INDENTURE SECTION(S)
          ----------------------------------------------------------------

          Section 310(a)(1) . . . . . . . . . . . . . . . . . . . . . . 809
               (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . 809
               (a)(3) . . . . . . . . . . . . . . . . . . .  Not Applicable
               (a)(4) . . . . . . . . . . . . . . . . . . .  Not Applicable
               (b)  . . . . . . . . . . . . . . . . . . . . . . .  808, 810
          Section 311(a)  . . . . . . . . . . . . . . . . . . . . . . . 813
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 813
               (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 813
          Section 312(a)  . . . . . . . . . . . . . . . . . . . . . . . 901
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 901
               (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 901
          Section 313(a)  . . . . . . . . . . . . . . . . . . . . . . . 902
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 902
               (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 902
               (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . 902
          Section 314(a)  . . . . . . . . . . . . . . . . . . . .  902, 507
               (b)  . . . . . . . . . . . . . . . . . . . .  Not Applicable
               (c)(1) . . . . . . . . . . . . . . . . . . . . . . . . . 102
               (c)(2) . . . . . . . . . . . . . . . . . . . . . . . . . 102
               (c)(3) . . . . . . . . . . . . . . . . . . .  Not Applicable
                  (d)   . . . . . . . . . . . . . . . .  312, 315, 318, 319
                  (e)   . . . . . . . . . . . . . . . . . . . . . . . . 102
          Section 315(a)  . . . . . . . . . . . . . . . . . . . .  801, 803
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 802
               (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 801
               (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . 801
               (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . 714
          Section 316(a)  . . . . . . . . . . . . . . . . . . . .  712, 713
               (a)(1)(A)  . . . . . . . . . . . . . . . . . . . .  702, 712
               (a)(1)(B)  . . . . . . . . . . . . . . . . . . . . . . . 713
               (a)(2) . . . . . . . . . . . . . . . . . . .  Not Applicable
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 708
               (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . 104
          Section 317(a)(1) . . . . . . . . . . . . . . . . . . . . . . 703
               (a)(2) . . . . . . . . . . . . . . . . . . . . . . . . . 705
               (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . 503
          Section 318(a)  . . . . . . . . . . . . . . . . . . . . . . . 107

                                  TABLE OF CONTENTS
                                  -----------------
                                                                       PAGE
                                                                       ----


          Recital of the Company  . . . . . . . . . . . . . . . . . . .   1


                                     ARTICLE ONE

               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 101.  General Definitions . . . . . . . . . . . . . .   1
               Act  . . . . . . . . . . . . . . . . . . . . . . . . . .   2
               Affiliate  . . . . . . . . . . . . . . . . . . . . . . .   2
               Authenticating Agent . . . . . . . . . . . . . . . . . .   2
               Authorized Officer . . . . . . . . . . . . . . . . . . .   2
               Board of Directors . . . . . . . . . . . . . . . . . . .   2
               Board Resolution . . . . . . . . . . . . . . . . . . . .   2
               Business Day . . . . . . . . . . . . . . . . . . . . . .   3
               Class A Bonds  . . . . . . . . . . . . . . . . . . . . .   3
               Class A Mortgage . . . . . . . . . . . . . . . . . . . .   3
               Collateral Release Date  . . . . . . . . . . . . . . . .   3
               Commission . . . . . . . . . . . . . . . . . . . . . . .   3
               Company  . . . . . . . . . . . . . . . . . . . . . . . .   3
               Company Order or Company Request . . . . . . . . . . . .   3
               Consolidated Tangible Net Worth  . . . . . . . . . . . .   3
               Corporate Trust Office . . . . . . . . . . . . . . . . .   3
               corporation  . . . . . . . . . . . . . . . . . . . . . .   3
               Debt . . . . . . . . . . . . . . . . . . . . . . . . . .   3
               Discount Security  . . . . . . . . . . . . . . . . . . .   4
               Interest . . . . . . . . . . . . . . . . . . . . . . . .   4
               Dollar or $  . . . . . . . . . . . . . . . . . . . . . .   4
               Eligible Obligations . . . . . . . . . . . . . . . . . .   4
               Event of Default . . . . . . . . . . . . . . . . . . . .   4
               Excepted Property  . . . . . . . . . . . . . . . . . . .   4
               Expert . . . . . . . . . . . . . . . . . . . . . . . . .   4
               Governmental Authority . . . . . . . . . . . . . . . . .   4
               Government Obligations . . . . . . . . . . . . . . . . .   4
               Holder . . . . . . . . . . . . . . . . . . . . . . . . .   5
               Indenture  . . . . . . . . . . . . . . . . . . . . . . .   5
               Independent  . . . . . . . . . . . . . . . . . . . . . .   5
               Independent Expert's Certificate . . . . . . . . . . . .   5
               Interest Payment Date  . . . . . . . . . . . . . . . . .   5
               Investment Securities  . . . . . . . . . . . . . . . . .   5
               Lien . . . . . . . . . . . . . . . . . . . . . . . . . .   5
               Maturity . . . . . . . . . . . . . . . . . . . . . . . .   5
               1941 Mortgage  . . . . . . . . . . . . . . . . . . . . .   5
               1992 Mortgage  . . . . . . . . . . . . . . . . . . . . .   6
               Notice of Default  . . . . . . . . . . . . . . . . . . .   6
               Officer's Certificate  . . . . . . . . . . . . . . . . .   6
               Opinion of Counsel . . . . . . . . . . . . . . . . . . .   6
               Outstanding  . . . . . . . . . . . . . . . . . . . . . .   6
               Outstanding  . . . . . . . . . . . . . . . . . . . . . .   7
               Paying Agent . . . . . . . . . . . . . . . . . . . . . .   7
               Periodic Offering  . . . . . . . . . . . . . . . . . . .   7
               Permitted Secured Debt . . . . . . . . . . . . . . . . .   7
               Person . . . . . . . . . . . . . . . . . . . . . . . . .   7
               Place of Payment . . . . . . . . . . . . . . . . . . . .   7
               Predecessor Security . . . . . . . . . . . . . . . . . .   8
               Purchase Money Lien  . . . . . . . . . . . . . . . . . .   8
               Redemption Date  . . . . . . . . . . . . . . . . . . . .   8
               Redemption Price . . . . . . . . . . . . . . . . . . . .   8
               Regular Record Date  . . . . . . . . . . . . . . . . . .   8
               Required Currency  . . . . . . . . . . . . . . . . . . .   8
               Responsible Officer  . . . . . . . . . . . . . . . . . .   8
               Secured Debt . . . . . . . . . . . . . . . . . . . . . .   8
               Securities . . . . . . . . . . . . . . . . . . . . . . .   8
               Security Register  . . . . . . . . . . . . . . . . . . .   8
               Security Registrar . . . . . . . . . . . . . . . . . . .   8
               Special Record Date  . . . . . . . . . . . . . . . . . .   8
               Stated Interest Rate . . . . . . . . . . . . . . . . . .   9
               Stated Maturity  . . . . . . . . . . . . . . . . . . . .   9
               Successor  . . . . . . . . . . . . . . . . . . . . . . .   9
               Tranche  . . . . . . . . . . . . . . . . . . . . . . . .   9
               Trust Indenture Act  . . . . . . . . . . . . . . . . . .   9
               Trustee  . . . . . . . . . . . . . . . . . . . . . . . .   9
               United States  . . . . . . . . . . . . . . . . . . . . .   9
               Unpaid Interest  . . . . . . . . . . . . . . . . . . . .   9
          SECTION 102.  Compliance Certificates and Opinions  . . . . .   9
          SECTION 103.  Content and Form of Documents Delivered to
                        Trustee . . . . . . . . . . . . . . . . . . . .  10
          SECTION 104.  Acts of Holders . . . . . . . . . . . . . . . .  11
          SECTION 105.  Notices, Etc. to Trustee and Company  . . . . .  13
          SECTION 106.  Notice to Holders of Securities; Waiver . . . .  14
          SECTION 107.  Conflict with Trust Indenture Act . . . . . . .  14
          SECTION 108.  Effect of Headings and Table of Contents  . . .  14
          SECTION 109.  Successors and Assigns  . . . . . . . . . . . .  14
          SECTION 110.  Separability Clause . . . . . . . . . . . . . .  15
          SECTION 111.  Benefits of Indenture . . . . . . . . . . . . .  15
          SECTION 112.  Governing Law . . . . . . . . . . . . . . . . .  15
          SECTION 113.  Legal Holidays  . . . . . . . . . . . . . . . .  15
          SECTION 114.  Investment of Cash Held by Trustee  . . . . . .  15

                                     ARTICLE TWO

                                    SECURITY FORMS

          SECTION 201.  Forms Generally . . . . . . . . . . . . . . . .  17
          SECTION 202.  Form of Trustee's Certificate of Authentication  17

                                    ARTICLE THREE

                                    THE SECURITIES

          SECTION 301.  Amount Unlimited; Issuable in Series  . . . . .  18
          SECTION 302.  Denominations . . . . . . . . . . . . . . . . .  21
          SECTION 303.  Execution, Dating, Certificate of
                        Authentication  . . . . . . . . . . . . . . . .  22
          SECTION 304.  Temporary Securities  . . . . . . . . . . . . .  24
          SECTION 305.  Registration, Registration of Transfer and
                          Exchange  . . . . . . . . . . . . . . . . . .  25
          SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                          Securities  . . . . . . . . . . . . . . . . .  26
          SECTION 307.  Payment of Interest; Interest Rights Preserved   27
          SECTION 308.  Persons Deemed Owners . . . . . . . . . . . . .  28
          SECTION 309.  Cancellation by Security Registrar  . . . . . .  28
          SECTION 310.  Computation of Interest . . . . . . . . . . . .  29
          SECTION 311.  Payment to Be in Proper Currency  . . . . . . .  29
          SECTION 312.  Delivery of Class A Bonds . . . . . . . . . . .  29
          SECTION 313.  Registration and Ownership of Class A Bonds . .  31
          SECTION 314.  Payments on Class A Bonds . . . . . . . . . . .  31
          SECTION 315.  Surrender of Class A Bonds  . . . . . . . . . .  32
          SECTION 316.  No Transfer of Class A Bonds  . . . . . . . . .  33
          SECTION 317.  Voting of Class A Bonds . . . . . . . . . . . .  33
          SECTION 318.  Discharge of Class A Mortgages  . . . . . . . .  34
          SECTION 319.  Experts' Certificates . . . . . . . . . . . . .  35

                                     ARTICLE FOUR

                                REDEMPTION OF SECURITIES

          SECTION 401.  Applicability of Article  . . . . . . . . . . .  36
          SECTION 402.  Election to Redeem; Notice to Trustee . . . . .  36
          SECTION 403.  Selection of Securities to Be Redeemed  . . . .  36
          SECTION 404.  Notice of Redemption  . . . . . . . . . . . . .  37
          SECTION 405.  Securities Payable on Redemption Date . . . . .  38
          SECTION 406.  Securities Redeemed in Part . . . . . . . . . .  39

                                     ARTICLE FIVE

                                      COVENANTS

          SECTION 501.  Payment of Securities.  . . . . . . . . . . . .  39
          SECTION 502.  Maintenance of Office or Agency . . . . . . . .  39
          SECTION 503.  Money for Securities Payments to Be Held in
                         Trust . . . . . . . . . . . . . . . . . . . .   40
          SECTION 504.  Corporate Existence . . . . . . . . . . . . . .  41
          SECTION 505.  Maintenance of Properties . . . . . . . . . . .  41
          SECTION 506.  Waiver of Certain Covenants . . . . . . . . . .  42
          SECTION 507.  Annual Officer's Certificate as to Compliance.   42
          SECTION 508.  Limitation on Secured Debt  . . . . . . . . . .  42

                                     ARTICLE SIX

                              SATISFACTION AND DISCHARGE

          SECTION 601.  Satisfaction and Discharge of Securities  . . .  48
          SECTION 602.  Satisfaction and Discharge of Indenture . . . .  50
          SECTION 603.  Application of Trust Money  . . . . . . . . . .  51

                                    ARTICLE SEVEN

                             EVENTS OF DEFAULT; REMEDIES

          SECTION 701.  Events of Default . . . . . . . . . . . . . . .  51
          SECTION 702.  Acceleration of Maturity; Rescission and
                         Annulment . . . . . . . . . . . . . . . . . . . 53
          SECTION 703.  Collection of Indebtedness and Suits for
                         Enforcement by Trustee . . . . . . . . . . . .  54
          SECTION 704.  Application of Money Collected  . . . . . . . .  55
          SECTION 705.  Trustee May File Proofs of Claim  . . . . . . .  55
          SECTION 706.  Trustee May Enforce Claims without Possession of Securities  . . . . . . . . . . . . . . . .  56
          SECTION 707.  Limitation on Suits . . . . . . . . . . . . . .  56
          SECTION 708.  Unconditional Right of Holders to Receive
                          Principal, Premium and Interest . . . . . . .  57
          SECTION 709.  Restoration of Rights and Remedies  . . . . . .  57
          SECTION 710.  Rights and Remedies Cumulative  . . . . . . . .  57
          SECTION 711.  Delay or Omission Not Waiver  . . . . . . . . .  58
          SECTION 712.  Control by Holders of Securities  . . . . . . .  58
          SECTION 713.  Waiver of Past Defaults . . . . . . . . . . . .  58
          SECTION 714.  Undertaking for Costs . . . . . . . . . . . . .  59
          SECTION 715.  Waiver of Stay or Extension Laws  . . . . . . .  59
          SECTION 716.  Defaults under Class A Mortgages  . . . . . . .  59


                                    ARTICLE EIGHT

                                     THE TRUSTEE

          SECTION 801.  Certain Duties and Responsibilities . . . . . .  60
          SECTION 802.  Notice of Defaults  . . . . . . . . . . . . . .  61
          SECTION 803.  Certain Rights of Trustee . . . . . . . . . . .  61
          SECTION 804.  Not Responsible for Recitals or Issuance of
                         Securities . . . . . . . . . . . . . . . . . .  62
          SECTION 805.  May Hold Securities . . . . . . . . . . . . . .  63
          SECTION 806.  Money Held in Trust . . . . . . . . . . . . . .  63
          SECTION 807.  Compensation and Reimbursement  . . . . . . . .  63
          SECTION 808.  Disqualification; Conflicting Interests . . . .  64
          SECTION 809.  Corporate Trustee Required; Eligibility . . . .  64
          SECTION 810.  Resignation and Removal; Appointment of
                         Successor  . . . . . . . . . . . . . . . . . .  65
          SECTION 811.  Acceptance of Appointment by Successor  . . . .  66
          SECTION 812.  Merger, Conversion, Consolidation or Succession
                         to Business  . . . . . . . . . . . . . . . . .  67
          SECTION 813.  Preferential Collection of Claims against
                         Company . . . . . . . . . . . . . . . . . . .   67
          SECTION 814.  Appointment of Authenticating Agent . . . . . .  67

                                     ARTICLE NINE

                   LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

          SECTION 901.  Lists of Holders  . . . . . . . . . . . . . . .  69
          SECTION 902.  Reports by Trustee and Company  . . . . . . . .  70

                                     ARTICLE TEN

                          CONSOLIDATION, MERGER, CONVEYANCE
                                  OR OTHER TRANSFER

          SECTION 1001.  Company may Consolidate, etc., Only on
                          Certain Terms . . . . . . . . . . . . . . . .  70
          SECTION 1002.  Successor Substituted  . . . . . . . . . . . .  71
          SECTION 1003.  Release of Company upon Conveyance or
                          Other Transfer  . . . . . . . . . . . . . . .  71
          SECTION 1004.  Merger into Company  . . . . . . . . . . . . .  71
          SECTION 1005.  Transfer of Less than the Entirety . . . . . .  72

                                    ARTICLE ELEVEN

                               SUPPLEMENTAL INDENTURES

          SECTION 1101.  Supplemental Indentures without
                          Consent of Holders  . . . . . . . . . . . . .  74
          SECTION 1102.  Supplemental Indentures with Consent of
                          Holders . . . . . . . . . . . . . . . . . . .  75
          SECTION 1103.  Execution of Supplemental Indentures . . . . .  77
          SECTION 1104.  Effect of Supplemental Indentures  . . . . . .  77
          SECTION 1105.  Conformity with Trust Indenture Act  . . . . .  78
          SECTION 1106.  Reference in Securities to Supplemental
                          Indentures .   . . . . . . . . . . . . . . . . 78
          SECTION 1107.  Modification without Supplemental Indenture  .  78

                                    ARTICLE TWELVE

                     MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

          SECTION 1201.  Purposes for Which Meetings May Be Called. . .  78
          SECTION 1202.  Call, Notice and Place of Meetings . . . . . .  79
          SECTION 1203.  Persons Entitled to Vote at Meetings . . . . .  79
          SECTION 1204.  Quorum; Action . . . . . . . . . . . . . . . .  80
          SECTION 1205.  Attendance at Meetings; Determination of Voting
                          Rights; Conduct and Adjournment of Meetings .  81
          SECTION 1206.  Counting Votes and Recording Action of
                          Meetings . . . . . . . . . . . . . . . . . . . 82
          SECTION 1207.  Action without Meeting . . . . . . . . . . . .  82

                                   ARTICLE THIRTEEN

                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                    AND DIRECTORS

          SECTION 1301.  Liability Solely Corporate . . . . . . . . . .  82

          Signatures  . . . . . . . . . . . . . . . . . . . . . . . . .  84

                    INDENTURE, dated as of August 1, 1998 between TUCSON ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Arizona (hereinafter sometimes called the "Company"), and BANK OF MONTREAL TRUST COMPANY, a banking corporation organized and existing under the laws of the State of New York, trustee (hereinafter sometimes called the "Trustee").


                               RECITALS OF THE COMPANY

                    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as contemplated herein; all acts necessary to make this Indenture a valid agreement of the Company have been performed.

                    NOW, THEREFORE, THIS INDENTURE WITNESSETH that, in consideration of the premises and of the purchase of the Securities by the Holders thereof, it is hereby covenanted and agreed by and between the Company and the Trustee that all the Securities are to be authenticated and delivered subject to the further covenants, conditions and trusts hereinafter set forth, and the Company hereby covenants and agrees to and with the Trustee, for the equal and ratable benefit of all Holders of the Securities or of series thereof (except as otherwise contemplated herein), as follows:


                                     ARTICLE ONE

               DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          SECTION 101.  GENERAL DEFINITIONS.

                    For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                         (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                         (b) all terms used herein without definition which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                         (c) all terms used herein without definition which are defined in the Uniform Commercial Code as in effect in any jurisdiction in which any property of the Company is located shall have the meanings assigned to them therein with respect to such property;

                         (d) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States; and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation or, at the election of the Company from time to time, at the date of the execution and delivery of this Indenture; provided, however, that in determining generally accepted accounting principles applicable to the Company, effect shall be given, to the extent required, to any order, rule or regulation of any administrative agency, regulatory authority or other governmental body having jurisdiction over the Company; and

                         (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                    "ACT", when used with respect to any Holder of a Security, has the meaning specified in Section 104.

                    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct generally the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                    "AUTHENTICATING AGENT" means any Person (other than the Company or an Affiliate of the Company) authorized by the Trustee to act on behalf of the Trustee to authenticate the Securities of one or more series.

                    "AUTHORIZED OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant Treasurer or the Corporate Secretary or any other duly authorized officer, agent or attorney-in-fact of the Company named in an Officer's Certificate signed by any of such corporate officers.

                    "BOARD OF DIRECTORS" means either the board of directors of the Company or any committee thereof duly authorized to act in respect of matters relating to this Indenture.

                    "BOARD RESOLUTION" means a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                    "BUSINESS DAY", when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment or other location are generally authorized or required by law, regulation or executive order to remain closed, except as may be otherwise specified as contemplated by Section 301.

                    "CLASS A BONDS" means bonds or other obligations now or hereafter issued and Outstanding under either Class A Mortgage; provided, however, that, for purposes of Section 312 as of any time while the 1941 Mortgage remains in effect, "Class A Bonds" means bonds or other obligations issued under the 1941 Mortgage; and provided, further, that, for purposes of Section 312 as of any time after the 1941 Mortgage shall have been satisfied and discharged and while the 1992 Mortgage shall remain in effect, "Class A Bonds" means bonds or other obligations issued under the 1992 Mortgage.

                    "CLASS A MORTGAGE" means the 1941 Mortgage or the 1992 Mortgage.

                    "COLLATERAL RELEASE DATE" means the date, if any, on which Class A Bonds are surrendered by the Trustee pursuant to
          Section 318 without any other Class A Bonds being substituted therefor, as contemplated by subsection (e) of Section 318.

                    "COMMISSION" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the date of the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body, if any, performing such duties at such time.

                    "COMPANY" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                    "COMPANY ORDER" or "Company Request" means a written request or order signed in the name of the Company by an Authorized Officer and delivered to the Trustee.

                    "CONSOLIDATED TANGIBLE NET WORTH" has the meaning specified in Section 508.

                    "CORPORATE TRUST OFFICE" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture is located at 88 Pine Street, New York, New York 10005.

                    "CORPORATION" means a corporation, association, company, joint stock company or business trust.

                    "DEBT" has the meaning specified in Section 508.

                    "DISCOUNT SECURITY" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 702. "INTEREST" with respect to a Discount Security means interest, if any, borne by such Security at a Stated Interest Rate.

                    "DOLLAR" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

                    "ELIGIBLE OBLIGATIONS" means:

                         (a) with respect to Securities denominated in Dollars, Government Obligations; or

                         (b) with respect to Securities denominated in a currency other than Dollars or in a composite currency, such other obligations or instruments as shall be specified with respect to such Securities as contemplated by Section 301.


                    "EVENT OF DEFAULT" has the meaning specified in Section
          701.

                    "EXCEPTED PROPERTY" has the meaning specified in
          Section 508.

                    "EXPERT" means a Person which is an engineer, appraiser or other expert and which, with respect to any certificate to be signed by such Person and delivered to the Trustee, is qualified to pass upon the matter set forth in such certificate; "ENGINEER" means a Person engaged in the engineering profession or otherwise qualified to pass upon engineering matters (including, but not limited to, a Person licensed as a professional engineer, whether or not then engaged in the engineering profession); and "APPRAISER" means a Person engaged in the business of appraising property or otherwise qualified to pass upon the fair value or fair market value of property.

                    "GOVERNMENTAL AUTHORITY" means the government of the United States or of any State or Territory thereof or of the District of Columbia or of any county, municipality or other political subdivision of any thereof, or any department, agency, authority or other instrumentality of any of the foregoing.

                    "GOVERNMENT OBLIGATIONS" means:

                         (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States entitled to the benefit of the full faith and credit thereof; and

                         (b) certificates, depositary receipts or other instruments which evidence a direct ownership interest in obligations described in clause (a) above or in any specific interest or principal payments due in respect thereof; provided, however, that the custodian of such obligations or specific interest or principal payments shall be a bank or trust company (which may include the Trustee or any Paying Agent) subject to Federal or State supervision or examination with a combined capital and surplus of at least Fifty Million Dollars ($50,000,000); and provided, further, that except as may be otherwise required by law, such custodian shall be obligated to pay to the holders of such certificates, depositary receipts or other instruments the full amount received by such custodian in respect of such obligations or specific payments and shall not be permitted to make any deduction therefrom.

                    "HOLDER" means a Person in whose name a Security is registered in the Security Register.

                    "INDENTURE" means this instrument as originally executed and delivered and as it may from time to time be amended and/or supplemented by one or more indentures or other instruments supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by
          Section 301.

                    "INDEPENDENT", when applied to any Expert, means such a Person who (a) is in fact independent, (b) does not have any direct material financial interest in the transferee or in any obligor upon the Securities or in any Affiliate of the transferee, (c) is not connected with the transferee or such other obligor as an officer, employee, promoter, underwriter, trustee, partner, director or any person performing similar functions and (d) is approved by the Trustee in the exercise of reasonable care.

                    "INDEPENDENT EXPERT'S CERTIFICATE" means a certificate signed by an authorized officer of the Company (or, in the case of a certificate delivered pursuant to Section 1005, of the transferee of the subject property) and by an Independent Expert (which Independent Expert shall be selected either by the board of directors or by an authorized officer of the Company or such transferee, as the case may be, the execution of such certificate by such authorized officer to be conclusive evidence of such selection) and delivered to the Trustee.

                    "INTEREST PAYMENT DATE", when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                    "INVESTMENT SECURITIES" has the meaning specified in
          Section 114.

                    "LIEN" has the meaning specified in Section 508.

                    "MATURITY", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as provided in such Security or in this Indenture, whether at the Stated Maturity, by declaration of acceleration, upon call for redemption or otherwise.

                    "1941 MORTGAGE" means the Indenture, dated as of April 1, 1941, of The Tucson Gas, Electric Light and Power Company, predecessor of the Company, heretofore executed and delivered to The Chase National Bank of the City of New York, predecessor of The Chase Manhattan Bank, as trustee, as such indenture has been heretofore and is hereafter amended and supplemented.

                    "1992 MORTGAGE" means the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992 of the Company executed and delivered to Bank of Montreal Trust Company, as trustee, as such indenture has been heretofore and is hereafter amended and supplemented.

                    "NOTICE OF DEFAULT" has the meaning specified in
          Section 701.

                    "OFFICER'S CERTIFICATE" means a certificate signed by an Authorized Officer and delivered to the Trustee.

                    "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Company or other counsel acceptable to the Trustee and who may be an employee or Affiliate of the Company.

                    "OUTSTANDING", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                         (a) Securities theretofore canceled or delivered to the Trustee for cancellation;

                         (b) Securities deemed to have been paid for all purposes of this Indenture in accordance with Section 601 (whether or not the Company's indebtedness in respect thereof shall be satisfied and discharged for any other purpose); and

                         (c)  Securities which have been paid pursuant to
                    Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it and the Company that such Securities are held by a bona fide purchaser or purchasers in whose hands such Securities are valid obligations of the Company;

          provided, however, that in determining whether or not the Holders of the requisite principal amount of the Securities Outstanding under this Indenture, or the Outstanding Securities of any series or Tranche, have given or made any request, demand, authorization, direction, notice, consent or waiver hereunder or whether or not a quorum is present at a meeting of Holders of Securities,

                         (x) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor (unless the Company, such obligor or such Affiliate owns all Securities Outstanding under this Indenture, or all Outstanding Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (x)) shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned shall be so disregarded; provided, however, that Securities so owned which have been pledged in good faith may be regarded as Outstanding if it is established to the reasonable satisfaction of the Trustee that the pledgee, and not the Company, any such other obligor or Affiliate of either thereof, has the right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor; and

                         (y) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 702; and

          provided, further, that, in the case of any Security the principal of which is payable from time to time without presentment or surrender, the principal amount of such Security that shall be deemed to be Outstanding at any time for all purposes of this Indenture shall be the original principal amount thereof less the aggregate amount of principal thereof theretofore paid.

                    "OUTSTANDING", when used with respect to Class A Bonds, has the meaning specified in the related Class A Mortgage.

                    "PAYING AGENT" means any Person, including the Company, authorized by the Company to pay the principal of and premium, if any, or interest, if any, on any Securities on behalf of the Company.

                    "PERIODIC OFFERING" means an offering of Securities of a series from time to time any or all of the specific terms of which Securities, including without limitation the rate or rates of interest, if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents from time to time subsequent to the initial request for the authentication and delivery of such Securities by the Trustee, all as contemplated in Section 301 and clause (b) of Section 303.

                    "PERMITTED SECURED DEBT" has the meaning specified in
          Section 508.

                    "PERSON" means any individual, corporation, partnership, limited liability partnership, limited liability company, joint venture, trust or unincorporated organization or any Governmental Authority.

                    "PLACE OF PAYMENT", when used with respect to the Securities of any series, or any Tranche thereof, means the place or places, specified as contemplated by Section 301, at which, subject to Section 502, principal of and premium, if any, and interest, if any, on the Securities of such series or Tranche are payable.

                    "PREDECESSOR SECURITY" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed (to the extent lawful) to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                    "PURCHASE MONEY LIEN" has the meaning specified in
          Section 508.

                    "REDEMPTION DATE", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                    "REDEMPTION PRICE", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                    "REGULAR RECORD DATE" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

                    "REQUIRED CURRENCY" has the meaning specified in
          Section 311.

                    "RESPONSIBLE OFFICER", when used with respect to the Trustee, means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                    "SECURED DEBT" has the meaning specified in Section
          508.

                    "SECURITIES" means any bonds, notes and other evidences of indebtedness authenticated and delivered under this Indenture.

                    "SECURITY REGISTER" and "SECURITY REGISTRAR" have the respective meanings specified in Section 305.

                    "SPECIAL RECORD DATE" for the payment of any Unpaid Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

                    "STATED INTEREST RATE" means a rate (whether fixed or variable) at which an obligation by its terms is stated to bear simple interest. Any calculation or other determination to be made under this Indenture by reference to the Stated Interest Rate on an obligation shall be made (a) if the Company's obligations in respect of any other indebtedness shall be evidenced or secured in whole or in part by such obligation, by reference to the lower of the Stated Interest Rate on such obligation and the Stated Interest Rate on such other indebtedness and (b) without regard to the effective interest cost to the Company of such obligation or of any such other indebtedness.

                    "STATED MATURITY", when used with respect to any obligation or any installment of principal thereof or interest thereon, means the date on which the principal of such obligation or such installment of principal or interest is stated to be due and payable (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension).

                    "SUCCESSOR" has the meaning set forth in Section 1001.

                    "TRANCHE" means a group of Securities which (a) are of the same series and (b) have identical terms except as to principal amount and/or date of issuance.

                    "TRUST INDENTURE ACT" means, as of any time, the Trust Indenture Act of 1939, or any successor statute, as in effect at such time.

                    "TRUSTEE" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and, if at any time there is more than one Person acting as trustee hereunder, "Trustee" shall mean each such Person so acting.

                    "UNITED STATES" means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

                    "UNPAID INTEREST" has the meaning specified in Section
          307.

          SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

                    Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, it being understood that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                    Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                         (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                         (c) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                         (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

          SECTION 103.  CONTENT AND FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

                    (a) Any Officer's Certificate may be based (without further examination or investigation), insofar as it relates to or is dependent upon legal matters, upon an opinion of, or representations by, counsel, unless, in any case, such officer has actual knowledge that the certificate or opinion or representations with respect to the matters upon which such Officer's Certificate may be based as aforesaid are erroneous.

                    Any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon factual matters, information with respect to which is in the possession of the Company, upon a certificate of, or representations by, an officer or officers of the Company, unless such counsel has actual knowledge that the certificate or opinion or representations with respect to the matters upon which his opinion may be based as aforesaid are erroneous. In addition, any Opinion of Counsel may be based (without further examination or investigation), insofar as it relates to or is dependent upon matters covered in an Opinion of Counsel rendered by other counsel, upon such other Opinion of Counsel, unless such counsel has actual knowledge that the Opinion of Counsel rendered by such other counsel with respect to the matters upon which his Opinion of Counsel may be based as aforesaid are erroneous. If, in order to render any Opinion of Counsel provided for herein, the signer thereof shall deem it necessary that additional facts or matters be stated in any Officer's Certificate provided for herein, then such certificate may state all such additional facts or matters as the signer of such Opinion of Counsel may request.

                    (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                    (c) Whenever, subsequent to the receipt by the Trustee of any Board Resolution, Officer's Certificate, Opinion of Counsel or other document or instrument, a clerical, typographical or other inadvertent or unintentional error or omission shall be discovered therein, a new document or instrument may be substituted therefor in corrected form with the same force and effect as if originally filed in the corrected form and, irrespective of the date or dates of the actual execution and/or delivery thereof, such substitute document or instrument shall be deemed to have been executed and/or delivered as of the date or dates required with respect to the document or instrument for which it is substituted. Anything in this Indenture to the contrary notwithstanding, if any such corrective document or instrument indicates that action has been taken by or at the request of the Company which could not have been taken had the original document or instrument not contained such error or omission, the action so taken shall not be invalidated or otherwise rendered ineffective but shall be and remain in full force and effect, except to the extent that such action was a result of willful misconduct or bad faith. Without limiting the generality of the foregoing, any Securities issued under the authority of such defective document or instrument shall nevertheless be the valid obligations of the Company entitled to the benefits provided by this Indenture equally and ratably with all other Outstanding Securities, except as aforesaid.

          SECTION 104.  ACTS OF HOLDERS.

                    (a) Any request, demand, authorization, direction, notice, consent, election, waiver or other action provided by this Indenture to be made, given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing or, alternatively, may be embodied in and evidenced by the record of Holders voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders duly called and held in accordance with the provisions of Article Twelve, or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments and so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 801) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section. The record of any meeting of Holders shall be proved in the manner provided in Section 1206.

                    (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof or may be proved in any other manner which the Trustee and the Company deem sufficient. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

                    (c) The ownership of Securities, the principal amount (except as otherwise contemplated in clause (y) of the first proviso to the definition of Outstanding) and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                    (d) Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                    (e) Until such time as written instruments shall have been delivered to the Trustee with respect to the requisite percentage of principal amount of Securities for the action contemplated by such instruments, any such instrument executed and delivered by or on behalf of a Holder may be revoked with respect to any or all of such Securities by written notice by such Holder or any subsequent Holder, proven in the manner in which such instrument was proven.

                    (f) Securities of any series, or any Tranche thereof, authenticated and delivered after any Act of Holders may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any action taken by such Act of Holders. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to such action may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

                    (g) The Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other Act solicited by the Company, but the Company shall have no obligation to do so; provided, however, that the Company may not fix a record date for the giving or making of any notice, declaration, request or direction referred to in the next sentence. In addition, the Trustee may, at its option, fix in advance a record date for the determination of Holders of Securities of any series entitled to join in the giving or making of any Notice of Default, any declaration of acceleration referred to in Section 702, any request to institute proceedings referred to in Section 707 or any direction referred to in Section 712, in each case with respect to Securities of such series. If any such record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act, or such notice, declaration, request or direction, may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining (i) whether Holders of the requisite proportion of the Outstanding Securities have authorized or agreed or consented to such Act (and for that purpose the Outstanding Securities shall be computed as of the record date) and/or (ii) which Holders may revoke any such Act (notwithstanding subsection (e) of this Section); and any such Act, given as aforesaid, shall be effective whether or not the Holders which authorized or agreed or consented to such Act remain Holders after such record date and whether or not the Securities held by such Holders remain Outstanding after such record date.

          SECTION 105.  NOTICES, ETC. TO TRUSTEE AND COMPANY.

                    Any request, demand, authorization, direction, notice, consent, election, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Trustee by any Holder or by the Company, or the Company by the Trustee or by any Holder, shall be sufficient for every purpose hereunder (unless otherwise expressly provided herein) if the same shall be in writing and delivered personally to an officer or other responsible employee of the addressee, or transmitted by facsimile transmission, telex or other direct written electronic means to such telephone number or other electronic communications address set forth opposite such parties name below or as the parties hereto shall from time to time designate, or transmitted by registered mail, charges prepaid, to the applicable address set opposite such party's name below or to such other address as either party hereto may from time to time designate:

                         If to the Trustee, to:

                              Bank of Montreal Trust Company
                              88 Pine Street
                              New York, New York  10005

                              Attention:  Corporate Trust Department
                              Telephone:  (212) 701-7650
                              Facsimile:  (212) 701-7664

                         If to the Company, to:

                              Tucson Electric Power Company
                              220 West Sixth Street
                              Tucson, Arizona  85702
                              Attention:  Treasurer
                              Telephone:  (520) 884-3660
                              Facsimile:  (520) 884-3888


                    Any communication contemplated herein shall be deemed to have been made, given, furnished and filed if personally delivered, on the date of delivery, if transmitted by facsimile transmission, telex or other direct written electronic means, on the date of transmission, and if transmitted by registered mail, on the date of receipt.

          SECTION 106.  NOTICE TO HOLDERS OF SECURITIES; WAIVER.

                    Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given, and shall be deemed given, to Holders if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the address of such Holder as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

                    In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

                    Any notice required by this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event otherwise to be specified therein, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

          SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

                    If any provision of this Indenture limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Indenture by, or is otherwise governed by, any provision of the Trust Indenture Act, such other provision shall control; and if any provision hereof otherwise conflicts with the Trust Indenture Act, the Trust Indenture Act shall control.

          SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

                    The Article and Section headings in this Indenture and the Table of Contents are for convenience only and shall not affect the construction hereof.

          SECTION 109.  SUCCESSORS AND ASSIGNS.

                    All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

          SECTION 110.  SEPARABILITY CLAUSE.

                    In case any provision in this Indenture or the Securities shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 111.  BENEFITS OF INDENTURE.

                    Nothing in this Indenture or the Securities, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          SECTION 112.  GOVERNING LAW.

                    This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute), except to the extent that the Trust Indenture Act shall be applicable.

          SECTION 113.  LEGAL HOLIDAYS.

                    In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities other than a contrary provision in the Securities of any series, or any Tranche thereof, or in the indenture supplemental hereto, Board Resolution or Officer's Certificate which establishes the terms of the Securities of such series or Tranche) payment of interest or principal and premium, if any, need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day.

          SECTION 114.  INVESTMENT OF CASH HELD BY TRUSTEE.

                    Any cash held by the Trustee or any Paying Agent under any provision of this Indenture shall, at the request of the Company evidenced by Company Order, be invested or reinvested in Investment Securities designated by the Company (such Company Order to contain a representation to the effect that the securities designated therein constitute Investment Securities), and any interest on such Investment Securities shall be promptly paid over to the Company as received free and clear of any Lien. Such Investment Securities shall be held subject to the same provisions hereof as the cash used to purchase the same, but upon a like request of the Company shall be sold, in whole or in designated part, and the proceeds of such sale shall be held subject to the same provisions hereof as the cash used to purchase the Investment Securities so sold. If such sale shall produce a net sum less than the cost of the Investment Securities so sold, the Company shall pay to the Trustee or any such Paying Agent, as the case may be, such amount in cash as, together with the net proceeds from such sale, shall equal the cost of the Investment Securities so sold, and if such sale shall produce a net sum greater than the cost of the Investment Securities so sold, the Trustee or any such Paying Agent, as the case may be, shall promptly pay over to the Company an amount in cash equal to such excess, free and clear of any Lien. In no event shall the Trustee be liable for any loss incurred in connection with the sale of any Investment Security pursuant to this Section.

                    Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, interest on Investment Securities and any gain upon the sale thereof shall be held, in trust, until such Event of Default shall have been cured or waived, whereupon such interest and gain shall be promptly paid over to the Company free and clear of any Lien.

                    "INVESTMENT SECURITIES" means any of the following obligations or securities on which neither the Company, any other obligor on the Securities nor any Affiliate of either is the obligor: (a) Government Obligations; (b) interest bearing deposit accounts (which may be represented by certificates of deposit) in any national or state bank (which may include the Trustee or any Paying Agent) or savings and loan association which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (c) bankers' acceptances drawn on and accepted by any commercial bank (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (d) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, any State or Territory of the United States or the District of Columbia, or any political subdivision of any of the foregoing, which are rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (e) bonds or other obligations of any agency or instrumentality of the United States; (f) corporate debt securities which are rated by a nationally recognized rating organization in either of the two
          (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities; (g) repurchase agreements with respect to any of the foregoing obligations or securities with any banking or financial institution (which may include the Trustee or any Paying Agent) which has outstanding securities rated by a nationally recognized rating organization in either of the two (2) highest rating categories (without regard to modifiers) for short term securities or in any of the three (3) highest rating categories (without regard to modifiers) for long term securities;
          (h)securities issued by any regulated investment company (including any investment company for which the Trustee or any Paying Agent is the advisor), as defined in Section 851 of the Internal Revenue Code of 1986, as amended, or any successor section of such Code or successor federal statute, provided that the portfolio of such investment company is limited to obligations or securities of the character and investment quality contemplated in clauses (a) through (f) above and repurchase agreements which are fully collateralized by any of such obligations or securities; and (i) any other obligations or securities which may lawfully be purchased by the Trustee in its capacity as such.


                                     ARTICLE TWO

                                    SECURITY FORMS

          SECTION 201.  FORMS GENERALLY.

                    The definitive Securities of each series shall be in substantially the form or forms established in the Officer's Certificate, the indenture supplemental hereto or the Board Resolution establishing such series, in any case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form or forms of Securities of any series are established in a Board Resolution or in an Officer's Certificate, such Board Resolution and Officer's Certificate, if any, shall be delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

                    The Securities of each series shall be issuable in registered form without coupons. The definitive Securities shall be produced in such manner as shall be determined by the officers executing such Securities, as evidenced by their execution thereof.

          SECTION 202.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                    The Trustee's certificate of authentication shall be in substantially the form set forth below:

                         This is one of the Securities of the series
                    designated therein referred to in the within-mentioned Indenture.


                                             -----------------------------
                                             as Trustee

                                             By: -------------------------
                                                  Authorized Signature


                                    ARTICLE THREE

                                    THE SECURITIES

          SECTION 301.  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

                    The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

                    The Securities may be issued in one or more series. Subject to the last paragraph of this Section, prior to the authentication and delivery of Securities of any series there shall be established by specification in an Officer's Certificate, a supplemental indenture or a Board Resolution:

                         (a) the title of the Securities of such series (which shall distinguish the Securities of such series from Securities of all other series);

                         (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to
                    Section 304, 305, 306, 406 or 1106 and except for any Securities which, pursuant to Section 303, are deemed never to have been authenticated and delivered hereunder);

                         (c) the Persons (without specific identification) to whom interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, if other than the Persons in whose names such Securities (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest;

                         (d) the date or dates on which the principal of the Securities of such series, or any Tranche thereof, is payable or any formulary or other method or other means by which such date or dates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise (without regard to any provisions for redemption, prepayment, acceleration, purchase or extension); and the right, if any, to extend the Maturity of the Securities of such series, or any Tranche thereof, and the duration of any such extension;

                         (e) the rate or rates at which the Securities of such series, or any Tranche thereof, shall bear interest, if any (including the rate or rates at which overdue principal shall bear interest, if different from the rate or rates at which such Securities shall bear interest prior to Maturity, and, if applicable, the rate or rates at which overdue premium or interest shall bear interest, if any), or any formulary or other method or other means by which such rate or rates shall be determined, by reference to an index or other fact or event ascertainable outside of this Indenture or otherwise; the date or dates from which such interest shall accrue; the Interest Payment Dates on which such interest shall be payable and the Regular Record Date, if any, for the interest payable on such Securities on any Interest Payment Date; the basis of computation of interest, if other than as provided in Section 310; and the right, if any, to extend the interest payment periods and the duration of any such extension;

                         (f)  the place or places at which and/or the
                    methods (if other than as provided elsewhere in this Indenture) by which (i) the principal of and premium, if any, and interest, if any, on Securities of such series, or any Tranche thereof, shall be payable, (ii) registration of transfer of Securities of such series, or any Tranche thereof, may be effected, (iii) exchanges of Securities of such series, or any Tranche thereof, may be effected and (iv) notices and demands to or upon the Company in respect of the Securities of such series, or any Tranche thereof, and this Indenture may be served; the Security Registrar and any Paying Agent or Agents for such series or Tranche; and, if such is the case, that the principal of such Securities shall be payable without the presentment or surrender thereof;

                         (g) the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which the Securities of such series, or any Tranche thereof, may be redeemed, in whole or in part, at the option of the Company;

                         (h) the obligation or obligations, if any, of the Company to redeem or purchase the Securities of such series, or any Tranche thereof, pursuant to any sinking fund or other mandatory redemption provisions or at the option of a Holder thereof and the period or periods within which or the date or dates on which, the price or prices at which and the terms and conditions upon which such Securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation, and applicable exceptions to the requirements of
                    Section 404 in the case of mandatory redemption or redemption at the option of the Holder;

                         (i) the denominations in which Securities of such series, or any Tranche thereof, shall be issuable if other than denominations of One Thousand Dollars ($1,000) and any integral multiple thereof;

                         (j)  the currency or currencies, including
                    composite currencies, in which payment of the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, shall be payable (if other than in Dollars) and the formulary or other method or other means by which the equivalent of any such amount in Dollars is to be determined for any purpose, including for the purpose of determining the principal amount of such Securities deemed to be Outstanding at any time;

                         (k) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

                         (l) if the principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, are to be payable, or are to be payable at the election of the Company or a Holder thereof, in securities or other property, the type and amount of such securities or other property, or the formulary or other method or other means by which such amount shall be determined, and the period or periods within which, and the terms and conditions upon which, any such election may be made;

                         (m)  if the amount payable in respect of the
                    principal of or premium, if any, or interest, if any, on the Securities of such series, or any Tranche thereof, may be determined with reference to an index or other fact or event ascertainable outside of this Indenture, the manner in which such amounts shall be determined (to the extent not established pursuant to clause (e) of this paragraph);

                         (n) if other than the principal amount thereof, the portion of the principal amount of Securities of such series, or any Tranche thereof, which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 702;

                         (o) the terms, if any, pursuant to which the Securities of such series, or any Tranche thereof, may be converted into or exchanged for shares of capital stock or other securities of the Company or any other Person;

                         (p) the obligations or instruments, if any, which shall be considered to be Eligible Obligations in respect of the Securities of such series, or any Tranche thereof, denominated in a currency other than Dollars or in a composite currency, and any additional or alternative provisions for the reinstatement of the Company's indebtedness in respect of such Securities after the satisfaction and discharge thereof as provided in Section 601;

                         (q) if the Securities of such series, or any Tranche thereof, are to be issued in global form, (i) any limitations on the rights of the Holder or Holders of such Securities to transfer or exchange the same or to obtain the registration of transfer thereof, (ii) any limitations on the rights of the Holder or Holders thereof to obtain certificates therefor in definitive form in lieu of temporary form and (iii) any and all other matters incidental to such Securities;

                         (r) if the Securities of such series, or any Tranche thereof, are to be issuable as bearer securities, any and all matters incidental thereto which are not specifically addressed in a supplemental indenture as contemplated by clause (f) of Section 1101;

                         (s) to the extent not established pursuant to clause (q) of this paragraph, any limitations on the rights of the Holders of the Securities of such Series, or any Tranche thereof, to transfer or exchange such Securities or to obtain the registration of transfer thereof; and if a service charge will be made for the registration of transfer or exchange of Securities of such series, or any Tranche thereof, the amount or terms thereof;

                         (t) any exceptions to Section 113, or variation in the definition of Business Day, with respect to the Securities of such series, or any Tranche thereof; and

                         (u) any other terms of the Securities of such series, or any Tranche thereof.

                    With respect to Securities of a series subject to a Periodic Offering, the Officer's Certificate, the indenture supplemental hereto or the Board Resolution which establishes such series, as the case may be, may provide general terms or parameters for Securities of such series and provide either that the specific terms of Securities of such series, or any Tranche thereof, shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with procedures specified in a Company Order as contemplated by clause (b) of Section 303.

                    Unless otherwise specified with respect to a series of Securities pursuant to Section 301(b), any limit upon the aggregate principal amount of a series of Securities may be increased without the consent of any Holders and additional Securities of such series may be authenticated and delivered up to the limit upon the aggregate principal amount authorized with respect to such series as so increased.

                    Anything herein to the contrary notwithstanding, the Trustee shall be under no obligation to authenticate and deliver Securities of any series the terms of which, established as contemplated by this Section, would affect the rights, duties, obligations, liabilities or immunities of the Trustee under this Indenture or otherwise.

          SECTION 302.  DENOMINATIONS.

                    Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities of each series shall be issuable in denominations of One Thousand Dollars ($1,000) and any integral multiple thereof.

          SECTION 303.  EXECUTION, DATING, CERTIFICATE OF AUTHENTICATION.

                    Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, the Securities shall be executed on behalf of the Company by an Authorized Officer, and may have the corporate seal of the Company affixed thereto or reproduced thereon and attested by any other Authorized Officer. The signature of any or all of these officers on the Securities may be manual or facsimile.

                    Securities bearing the manual or facsimile signatures of individuals who were at the time of execution Authorized Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                    The Trustee shall authenticate and deliver Securities of a series, for original issue, at one time or from time to time in accordance with the Company Order referred to below, upon receipt by the Trustee of:

                         (a) the instrument or instruments establishing the form or forms and terms of such series, as provided in Sections 201 and 301;

                         (b) a Company Order requesting the authentication and delivery of such Securities and, to the extent that the terms of such Securities shall not have been established in an Officer's Certificate, an indenture supplemental hereto or a Board Resolution, all as contemplated by Sections 201 and 301, either (i) establishing such terms or (ii) in the case of Securities of a series subject to a Periodic Offering, specifying procedures, acceptable to the Trustee, by which such terms are to be established (which procedures may provide for authentication and delivery pursuant to oral or electronic instructions from the Company or any agent or agents thereof, which oral instructions are to be promptly confirmed electronically or in writing), in either case in accordance with the instrument or instruments delivered pursuant to clause (a) above;

                         (c) Securities of such series, executed on behalf of the Company by an Authorized Officer;

                         (d)  an Opinion of Counsel to the effect that:

                              (i)  the form or forms of such Securities
                         have been duly authorized by the Company and have been established in conformity with the provisions of this Indenture;

                              (ii) the terms of such Securities have been
                         duly authorized by the Company and have been established in conformity with the provisions of this Indenture; and

                              (iii)     when such Securities shall have
                         been authenticated and delivered by the Trustee and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, entitled to the benefits provided by this Indenture;

                    provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities (provided that such Opinion of Counsel addresses the authentication and delivery of all Securities of such series) and that, in lieu of the opinions described in clauses (ii) and (iii) above, Counsel may opine that:

                              (x)  when the terms of such Securities shall
                         have been established pursuant to a Company Order or Orders or pursuant to such procedures as may be specified from time to time by a Company Order or Orders, all as contemplated by and in accordance with the instrument or instruments delivered pursuant to clause (a) above, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Indenture; and

                              (y)  when such Securities shall have been
                         authenticated and delivered by the Trustee in accordance with this Indenture and the Company Order or Orders or the specified procedures referred to in paragraph (x) above and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Securities will constitute valid obligations of the Company, entitled to the benefits provided by this Indenture; and

                         (e) so long as the Collateral Release Date shall not have occurred, the Class A Bond and documents specified in Section 312.

                    With respect to Securities of a series subject to a Periodic Offering, the Trustee may conclusively rely, as to the authorization by the Company of any of such Securities, the forms and terms thereof, the validity thereof and the compliance of the authentication and delivery thereof with the terms and conditions of this Indenture, upon the Opinion or Opinions of Counsel and the certificates and other documents delivered pursuant to this Article at or prior to the time of the first authentication and delivery of Securities of such series until any of such opinions, certificates or other documents have been superseded or revoked or expire by their terms. In connection with the authentication and delivery of Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to assume that the Company's instructions to authenticate and deliver such Securities do not violate any applicable law or any applicable rule, regulation or order of any Governmental Authority having jurisdiction over the Company.

                    If the form of terms of the Securities of any series have been established by or pursuant to a Board Resolution or an Officer's Certificate as permitted by Sections 201 or 301, the Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

                    Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, each Security shall be dated the date of its authentication.

                    Unless otherwise specified as contemplated by Section 301 with respect to any series of Securities, or any Tranche thereof, no Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee or an Authenticating Agent by manual signature of an authorized officer thereof, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if (a) any Security shall have been authenticated and delivered hereunder to the Company, or any Person acting on its behalf, but shall never have been issued and sold by the Company, (b) the Company shall deliver such Security to the Security Registrar for cancellation or shall cancel such Security and deliver evidence of such cancellation to the Trustee, in each case as provided in Section 309, and (c) the Company, at its election, shall deliver to the Trustee a written statement (which need not comply with Section 102 and need not be accompanied by an Officer's Certificate or an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, then, for all purposes of this Indenture, such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits hereof.

          SECTION 304.  TEMPORARY SECURITIES.

                    Pending the preparation of definitive Securities of any series, or any Tranche thereof, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed, photocopied or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities; provided, however, that temporary Securities need not recite specific redemption, sinking fund, conversion or exchange provisions.

                    Except as otherwise specified as contemplated by
          Section 301 with respect to the Securities of any series, or any Tranche thereof, after the preparation of definitive Securities of such series or Tranche, the temporary Securities of such series or Tranche shall be exchangeable, without charge to the Holder thereof, for definitive Securities of such series or Tranche upon surrender of such temporary Securities at the office or agency of the Company maintained pursuant to Section 502 in a Place of Payment for such Securities. Upon such surrender of temporary Securities, the Company shall, except as aforesaid, execute and the Trustee shall authenticate and deliver in exchange therefor definitive Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

                    Until exchanged in full as hereinabove provided, temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of the same series and Tranche and of like tenor authenticated and delivered hereunder.

          SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND
          EXCHANGE.

                    The Company shall cause to be kept in one of the offices designated pursuant to Section 502, with respect to the Securities of each series, or any Tranche thereof, a register (the "SECURITY REGISTER") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities of such series or Tranche and the registration of transfer thereof. The Company shall designate one Person to maintain the Security Register for the Securities of each series and such Person is referred to herein, with respect to such series, as the "SECURITY REGISTRAR". Anything herein to the contrary notwithstanding, the Company may designate one or more of its offices as an office in which a register with respect to the Securities of one or more series, or any Tranche or Tranches thereof, shall be maintained, and the Company may designate itself the Security Registrar with respect to one or more of such series. The Security Register shall be open for inspection by the Trustee and the Company at all reasonable times.

                    Except as otherwise specified as contemplated by
          Section 301 with respect to the Securities of any series, or any Tranche thereof, upon presentment for registration of transfer of any Security of such series or Tranche at the office or agency of the Company maintained pursuant to Section 502 in a Place of Payment for such series or Tranche, and further upon satisfaction of any conditions prescribed by applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount.

                    Except as otherwise specified as contemplated by
          Section 301 with respect to the Securities of any series, or any Tranche thereof, any Security of such series or Tranche may be exchanged at the option of the Holder, for one or more new Securities of the same series and Tranche, of authorized denominations and of like tenor and aggregate principal amount, upon presentment of the Securities to be exchanged at any such office or agency. Whenever any Securities are so presented for exchange, and upon satisfaction of any conditions prescribed by applicable law, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                    All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities presented upon such registration of transfer or exchange.

                    Every Security presented for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.

                    Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, or any Tranche thereof, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 406 or 1106 not involving any transfer.

                    The Company shall not be required to execute or to provide for the registration of transfer of or the exchange of
          (a) Securities of any series, or any Tranche thereof, during a period of fifteen (15) days immediately preceding the date notice is to be given identifying the serial numbers of the Securities of such series or Tranche called for redemption or (b) any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

          SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

                    If any mutilated Security is presented to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the ownership of and the destruction, loss or theft of any Security and (b) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security is held by a Person deemed to be a protected purchaser under applicable law, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and Tranche, and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                    Notwithstanding the foregoing, in case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, but subject to compliance with the foregoing conditions, instead of issuing a new Security, pay such Security.

                    Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

                    Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone other than the Holder of such new Security, and any such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of such series duly issued hereunder.

                    The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

          SECTION 307.  PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

                    Unless otherwise specified as contemplated by Section 301 with respect to the Securities of any series, or any Tranche thereof, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                    Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, including without limitation interest the payment period for which has been extended as specified with respect to such series as contemplated by Section 301 (herein called "UNPAID INTEREST"), shall forthwith cease to be payable to the Holder on the related Regular Record Date by virtue of having been such Holder, and such Unpaid Interest may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                         (a) The Company may elect to make payment of any Unpaid Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a date (herein called a "SPECIAL RECORD DATE") for the payment of such Unpaid Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Unpaid Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Unpaid Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Unpaid Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Unpaid Interest which shall be not more than thirty (30) days and not less than ten
                    (10) days prior to the date of the proposed payment and not less than twenty-five (25) days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall, not less than fifteen (15) days prior to such Special Record Date, cause notice of the proposed payment of such Unpaid Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at the address of such Holder as it appears in the Security Register. Notice of the proposed payment of such Unpaid Interest and the Special Record Date therefor having been so mailed, such Unpaid Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date.

                         (b) The Company may make payment of any Unpaid Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                    Subject to the foregoing provisions of this Section and
          Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

          SECTION 308.  PERSONS DEEMED OWNERS.

                    Prior to the due presentment of any Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

          SECTION 309.  CANCELLATION BY SECURITY REGISTRAR.

                    All Securities presented for payment, redemption, registration of transfer or exchange shall, if presented to any Person other than the Security Registrar, be delivered to the Security Registrar and, if not theretofore canceled, shall be promptly canceled by the Security Registrar. The Company may at any time deliver to the Security Registrar for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever or which the Company shall not have issued and sold, and all Securities so delivered shall be promptly canceled by the Security Registrar. Unless by a Company Order the Company shall direct that canceled Securities be returned to it, all canceled Securities held by the Security Registrar shall be disposed of in accordance with the Security Registrar's customary procedures, and the Security Registrar shall promptly deliver a certificate of disposition to the Trustee and the Company. The Security Registrar shall promptly deliver evidence of any cancellation of a Security in accordance with this Section 309 to the Trustee and the Company.

          SECTION 310.  COMPUTATION OF INTEREST.

                    Except as otherwise specified as contemplated by
          Section 301 for Securities of any series, or any Tranche thereof, interest on the Securities of each series shall be computed on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months and, with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during such period.

          SECTION 311.  PAYMENT TO BE IN PROPER CURRENCY.

                    In the case of the Securities of any series, or any Tranche thereof, denominated in any currency other than Dollars or in a composite currency (the "Required Currency"), except as otherwise specified with respect to such Securities as contemplated by Section 301, the obligation of the Company to make any payment of the principal thereof, or the premium, if any, or interest, if any, thereon, shall not be discharged or satisfied by any tender by the Company, or recovery by the Trustee, in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the Trustee timely holding the full amount of the Required Currency then due and payable. If any such tender or recovery is in a currency other than the Required Currency, the Trustee may take such actions as it considers appropriate to exchange such currency for the Required Currency. The costs and risks of any such exchange, including without limitation the risks of delay and exchange rate fluctuation, shall be borne by the Company, the Company shall remain fully liable for any shortfall or delinquency in the full amount of Required Currency then due and payable, and in no circumstances shall the Trustee be liable therefor except in the case of its negligence or willful misconduct.

          SECTION 312.  DELIVERY OF CLASS A BONDS.

                    As contemplated in Section 303 and so long as the Collateral Release Date shall not have occurred, prior to the authentication and delivery by the Trustee of Securities of any series, the Company shall deliver to the Trustee, in addition to the documents with respect to the Securities of such series specified in Section 303,

                         (a) Class A Bonds (i) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Securities of such series (or the Tranche thereof then to be authenticated and delivered), there shall mature (or be redeemed) Class A Bonds equal in principal amount to the Securities of such series or Tranche then to mature and (ii) containing, in addition to any mandatory redemption provisions applicable to all Class A Bonds Outstanding under the related Class A Mortgage and any mandatory redemption provisions contained therein pursuant to clause (i) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities of such series or Tranche or for the redemption thereof at the option of the Holder; it being expressly understood that such Class A Bonds (x) may, but need not, bear interest, (y) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and
                    (z) shall be held by the Trustee in accordance with this Article.

                         (b)  an Opinion of Counsel to the effect that:

                              (i)  the form or forms of such Class A Bonds
                         have been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage;

                              (ii) the terms of such Class A Bonds have
                         been duly authorized by the Company and have been established in conformity with the provisions of the related Class A Mortgage; and

                              (iii)  (A) such Class A Bonds have been duly
                         authenticated and delivered by the trustee under the related Class A Mortgage and (B) when the Securities to be authenticated and delivered on the basis of the delivery to the Trustee of such Class A Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Class A Bonds will constitute valid obligations of the Company, entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage;

                    provided, however, that, with respect to Securities of a series subject to a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel only once at or prior to the time of the first authentication and delivery of such Securities and that, in lieu of the opinions described in clauses (ii) and (iii) above, counsel may opine that:

                              (x)  when the terms of such Class A Bonds
                         shall have been established in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such terms will have been duly authorized by the Company and will have been established in conformity with the provisions of the related Class A Mortgage; and/or

                              (y)  (A) either (1) such Class A Bonds have
                         been duly authenticated and delivered by the trustee under the related Class A Mortgage or (2) when such Class A Bonds shall have been authenticated and delivered by the trustee under the related Class A Mortgage in accordance with the instrument or instruments creating the series of which such Class A Bonds are a part, such Class A Bonds will have been duly authenticated and delivered under such Class A Mortgage and (B) when such Class A Bonds shall have been issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, and when the Securities to be authenticated and delivered on the basis of the delivery to the Trustee of such Class A Bonds shall have been authenticated and delivered by the Trustee in accordance with this Indenture and issued and delivered by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, such Class A Bonds will constitute valid obligations of the Company, entitled to the benefit of the Lien of such Class A Mortgage equally and ratably with all other Class A Bonds then Outstanding under such Class A Mortgage; and

                         (c) an Expert's Certificate as to the fair value of such Class A Bonds, except as otherwise provided in
                    Section 319(d).

                    Notwithstanding the foregoing, the Trustee shall not be entitled to receive Class A Bonds in connection with the authentication and delivery of Securities of any series or Tranche upon the surrender in exchange therefor of Outstanding Securities of another series or Tranche, of like tenor and aggregate principal amount, if and to the extent that the Trustee shall retain the Class A Bonds delivered to it in connection with the authentication and delivery of the Securities being surrendered, as contemplated in Section 315.

          SECTION 313.  REGISTRATION AND OWNERSHIP OF CLASS A BONDS.

                    Class A Bonds delivered to the Trustee pursuant to this Article shall be registered in the name of the Trustee or its nominee and shall be owned and held by the Trustee, subject to the provisions of this Indenture, for the benefit of the Holders of all Securities from time to time Outstanding, and the Company shall have no interest therein. The Trustee shall be entitled to exercise all rights of securityholders under each Class A Mortgage either in its discretion or as otherwise provided in this Article or in Article Seven.

          SECTION 314.  PAYMENTS ON CLASS A BONDS.

                    (a) Any payment by the Company of principal of or premium or interest on any Class A Bonds delivered to and held by the Trustee pursuant to this Article shall be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Securities which is then due, and, to the extent of such application, the obligation of the Company hereunder to make such payment in respect of the Securities shall be deemed to have been satisfied and discharged.

                    If, at the time of any such payment of principal of Class A Bonds delivered to and held by the Trustee pursuant to this Article, there shall be no principal then due in respect of the Securities, such payment in respect of such Class A Bonds shall be held by the Trustee, in trust, and shall be applied to the payment of the principal of an equal principal amount of Securities at Maturity.

                    If, at the time of any such payment of premium or interest on Class A Bonds delivered to and held by the Trustee pursuant to this Article, there shall be no premium or interest, as the case may be, then due in respect of the Securities, such payment in respect of such Class A Bonds shall be remitted to the Company upon receipt by the Trustee of a Company Order requesting the same, together with an Officer's Certificate stating that no Event of Default has occurred and is continuing; provided, however, that, if an Event of Default shall have occurred and be continuing, such proceeds shall be held by the Trustee, in trust, until such Event of Default shall have been cured or waived.

                    (b) Any payment by the Company hereunder of principal of or premium or interest on Securities which shall have been authenticated and delivered upon the basis of the delivery to the Trustee of Class A Bonds (other than by the application of the proceeds of a payment in respect of such Class A Bonds) shall, to the extent thereof, be deemed, for all purposes of this Indenture, to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such Class A Bonds which is then due.

                    (c) The Trustee hereby waives notice of any redemption of Class A Bonds delivered to it pursuant to this Article.

          SECTION 315.  SURRENDER OF CLASS A BONDS.

                    At the time any Securities which shall have been authenticated and delivered on the basis of the delivery to the Trustee of Class A Bonds cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such Class A Bonds), the Trustee shall surrender to, or upon the order of, the Company an equal principal amount of such Class A Bonds upon receipt by the Trustee of:

                         (a) a Company Order requesting the surrender of such Class A Bonds; and

                         (b) an Expert's Certificate as to the fair value of such Class A Bonds, except as otherwise provided in
                    Section 319(d).

                    Notwithstanding the foregoing, in the event that Outstanding Securities of any series or Tranche are surrendered in exchange for Securities of another series or Tranche, of like tenor and aggregate principal amount, the Trustee shall retain the Class A Bonds delivered in connection with the authentication and delivery of the Securities being surrendered unless the Company, at its election, shall tender new Class A Bonds in substitution therefor.

          SECTION 316.  NO TRANSFER OF CLASS A BONDS.

                    Anything in this Indenture to the contrary notwithstanding, the Trustee shall not sell, assign or otherwise transfer any Class A Bonds delivered to and held by it pursuant to this Article except to a successor trustee under this Indenture and except as provided in Section 315. The Company may take such actions as it shall deem necessary, desirable or appropriate to effect compliance with such restrictions on transfer, including the placing of a legend on each such Class A Bond and the issuance of stop-transfer instructions to the trustee under the related Class A Mortgage or any other transfer agent thereunder.

          SECTION 317.  VOTING OF CLASS A BONDS.

                    The Trustee shall, as the holder of Class A Bonds delivered to and held by it pursuant to Sections 312 and 313, attend such meeting or meetings of bondholders under each Class A Mortgage or, at its option, deliver its proxy in connection therewith, as relate to matters with respect to which it, as such holder, is entitled to vote or consent. The Trustee, as such holder of Class A Bonds Outstanding under any Class A Mortgage, shall be deemed to have voted in favor of, and/or to have consented to, such amendments to such Class A Mortgage, if any, as shall be set forth in the instrument or instruments establishing such Class A Bonds. As to all other matters arising under such Class A Mortgage, so long as no Event of Default hereunder shall have occurred and be continuing, either at any such meeting or meetings, or otherwise when the consent of the holders of the Class A Bonds Outstanding under such Class A Mortgage is sought without a meeting, the Trustee shall vote as holder of Class A Bonds delivered to and held by it pursuant to this Article which were delivered under such Class A Mortgage, or shall consent with respect thereto, proportionately with the vote or consent of the holders of all other Class A Bonds Outstanding under such Class A Mortgage the holders of which are eligible to vote or consent, as indicated in a Class A Bondholder's Certificate delivered to the Trustee; provided, however, that the Trustee shall not so vote in favor of, or so consent to, any amendment or modification of a Class A Mortgage which, if it were an amendment or modification of this Indenture, would require the consent of Holders, without the prior consent, obtained in the manner prescribed in Section 1102, of Holders of Securities which would be required under said Section 1102 for such an amendment or modification of this Indenture.

                    For purposes of this Section, "CLASS A BONDHOLDER'S CERTIFICATE" means a certificate signed by the temporary chairman, the temporary secretary, the permanent chairman, the permanent secretary, or an inspector of votes at any meeting or meetings of bondholders under a Class A Mortgage, or by the trustee under such Class A Mortgage in the case of consents of such bondholders which are sought without a meeting, which states what the signer thereof reasonably believes will be the proportionate votes or consents of the holders of all Class A Bonds (other than the Class A Bonds delivered to and held by the Trustee pursuant to this Article) outstanding under such Class A Mortgage and counted for the purposes of determining whether such bondholders have approved or consented to the matter put before them.

          SECTION 318.  DISCHARGE OF CLASS A MORTGAGES.

                    The Trustee shall surrender for cancellation to the trustee under any Class A Mortgage all Class A Bonds delivered to and then held by it pursuant to this Article which were delivered under such Class A Mortgage upon receipt by the Trustee of:

                         (a) a Company Order requesting such surrender for cancellation of such Class A Bonds;

                         (b) an Officer's Certificate to the effect that no Class A Bonds are Outstanding under such Class A Mortgage other than Class A Bonds delivered to and held by the Trustee pursuant to this Article and that promptly upon such surrender such Class A Mortgage will be satisfied and discharged pursuant to the terms thereof;

                         (c) an Expert's Certificate as to the fair value of such Class A Bonds to be so surrendered, except as otherwise provided in Section 319(d); and

                         (d) if, at the time of such surrender, any Class A Bonds shall be Outstanding under another Class A Mortgage,

                              (i)  Class A Bonds authenticated and
                         delivered under such other Class A Mortgage in the same aggregate principal amount or amounts, bearing interest at the same rate or rates and having the same Stated Maturity or Maturities as the Class A Bonds to be surrendered;

                              (ii) an Expert's Certificate as to the fair
                         value of such Class A Bonds so delivered, except as otherwise provided in Section 319(d); and

                              (iii)     an Opinion of Counsel

                                   (A) to the effect that, upon
                              satisfaction and discharge of the Class A
                              Mortgage under which the Class A Bonds to be so surrendered were authenticated and delivered, the Lien of such other Class A Mortgage on the property formerly subject to the Lien of such Class A Mortgage to be satisfied and discharged will be subject to no Lien except the Lien of such other Class A Mortgage and other Liens of the character permitted to exist or to be thereafter created under such Class A Mortgage to be satisfied and discharged; and

                                   (B)  to the effect set forth in clause
                              (b) of Section 312 with respect to such Class A Bonds so authenticated and delivered under such other Class A Mortgage and delivered to the Trustee; or

                         (e) if, at the time of such surrender, there is no other Class A Mortgage in effect,

                              (i)  an Officer's Certificate to the effect
                         that upon such satisfaction and discharge, the Company will be in compliance with the covenant contained in Section 508; and

                              (ii) an Opinion of Counsel to the effect
                         that, upon satisfaction and discharge of such Class A Mortgage, the property formerly subject to the Lien of such Class A Mortgage will be subject to no Lien which secures Secured Debt other than Permitted Secured Debt.

          SECTION 319.  EXPERTS' CERTIFICATES.

                    (a) Each Expert's Certificate as to the fair value to the Company of Class A Bonds delivered to the Trustee pursuant to
          Section 312 or 318, or as to the fair value of Class A Bonds to be surrendered pursuant to Section 315 or 318, shall be made by an Independent Expert if the fair value to the Company of such Class A Bonds so delivered and of all other Class A Bonds so delivered, or the fair value of the Class A Bonds to be so surrendered and of all other Class A Bonds so surrendered, as the case may be, since the commencement of the then current calendar year, as set forth in the certificates required by this Indenture, is ten percentum (10%) or more of the aggregate principal amount of the Securities at the time Outstanding; but such Expert's Certificate shall not be required to be made by an Independent Expert in the case of any delivery or surrender of Class A Bonds if the fair value to the Company thereof or the fair value thereof, as the case may be, and as set forth in the certificates required by this Indenture, is less than Twenty-five Thousand Dollars ($25,000) or less than one percentum (1%) of the aggregate principal amount of the Securities at the time Outstanding.

                    (b) Each Expert's Certificate with respect to the fair value of Class A Bonds being surrendered shall state that, in the opinion of the signer, such surrender will not impair the security under this Indenture in contravention of the provisions hereof; it being understood, however, that no surrender of Class A Bonds effected in accordance with the provisions, and in compliance with the conditions, set forth in this Article and in Sections 102 and 103 shall be deemed to impair the security of this Indenture in contravention of any provision hereof.

                    (c) In assessing the fair value to the Company or the fair value, as the case may be, of any Class A Bond, an Expert may consider, among other things, (i) the principal amount and remaining term to Stated Maturity of, the interest rate, if any, on and the redemption provisions contained in such Class A Bond,
          (ii) the creditworthiness of the Company, including the effect, if any, of the prospective delivery or surrender of such Class A Bonds on the ratings assigned to the Securities by nationally recognized statistical rating organizations, (iii) prevailing economic and market conditions, (iv) the restrictions on the transfer of such Class A Bond contained in Section 316, (v) whether or not, at the time of such assessment, the obligations of the Company in respect of such Class A Bond shall, under the provisions of the related Class A Mortgage or under the provisions of this Indenture, or both, be deemed to have been satisfied and discharged, (vi) the effect, if any, of the prospective delivery or surrender of such Class A Bond on the nature and extent of the security and/or protection available to the Holders under this Indenture and (vii) any other relevant factors.

                    (d) Anything in this Indenture to the contrary notwithstanding, the Company shall not be required to deliver any Expert's Certificate pursuant to Section 312, 315 or 318 if, in any particular case, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Expert's Certificate otherwise required to be delivered shall not, in such case, be required by the Trust Indenture Act.


                                     ARTICLE FOUR

                               REDEMPTION OF SECURITIES

          SECTION 401.  APPLICABILITY OF ARTICLE.

                    Securities of any series, or any Tranche thereof, which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of such series or Tranche) in accordance with this Article.

          SECTION 402.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

                    The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or an Officer's Certificate. The Company shall, at least forty-five (45) days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officer's Certificate evidencing compliance with such restriction or condition.

          SECTION 403.  SELECTION OF SECURITIES TO BE REDEEMED.

                    If less than all the Securities of any series, or any Tranche thereof, are to be redeemed, the particular Securities to be redeemed shall be selected by the Security Registrar from the Outstanding Securities of such series or Tranche not previously called for redemption, by such method as shall be provided for any particular series or Tranche, or, in the absence of any such provision, by such method of random selection as the Security Registrar shall deem fair and appropriate and which may, in any case, provide for the selection for redemption of portions (in any authorized denomination for Securities of such series or Tranche) of the principal amount of Securities of such series or Tranche having a denomination larger than the minimum authorized denomination for Securities of such series or Tranche; provided, however, that if, as indicated in an Officer's Certificate, the Company shall have offered to purchase all or any principal amount of the Securities then Outstanding of any series, or any Tranche thereof, and less than all of such Securities as to which such offer was made shall have been tendered to the Company for such purchase, the Security Registrar, if so directed by Company Order, shall select for redemption all or any principal amount of such Securities which have not been so tendered.

                    The Security Registrar shall promptly notify the Company and the Trustee in writing of the Securities selected for redemption and, in the case of any Securities selected to be redeemed in part, the principal amount thereof to be redeemed.

                    For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

          SECTION 404.  NOTICE OF REDEMPTION.

                    Notice of redemption shall be given in the manner provided in Section 106 to the Holders of the Securities to be redeemed not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date.

                    All notices of redemption shall state:

                         (a)  the Redemption Date,

                         (b)  the Redemption Price,

                         (c) if less than all the Securities of any series or Tranche are to be redeemed, the identification of the particular Securities to be redeemed and the portion of the principal amount of any Security to be redeemed in part,

                         (d) that on the Redemption Date the Redemption Price, together with accrued interest, if any, to the Redemption Date, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

                         (e) the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest, if any, unless it shall have been specified as contemplated by Section 301 with respect to such Securities that such surrender shall not be required,

                         (f) that the redemption is for a sinking or other fund, if such is the case, and

                         (g) such other matters as the Company shall deem desirable or appropriate.

                    With respect to any notice of redemption of Securities at the election of the Company, unless, upon the giving of such notice, such Securities shall be deemed to have been paid in accordance with Section 601, such notice may state that such redemption shall be conditional upon the receipt by the Paying Agent or Agents for such Securities, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Securities and that if such money shall not have been so received such notice shall be of no force or effect and the Company shall not be required to redeem such Securities. In the event that such notice of redemption contains such a condition and such money is not so received, the redemption shall not be made and within a reasonable time thereafter notice shall be given, in the manner in which the notice of redemption was given, that such money was not so received and such redemption was not required to be made, and the Paying Agent or Agents for the Securities otherwise to have been redeemed shall promptly return to the Holders thereof any of such Securities which had been surrendered for payment upon such redemption.

                    Notice of redemption of Securities to be redeemed at the election of the Company, and any notice of non-satisfaction of a condition for redemption as aforesaid, shall be given by the Company or, upon Company Request, by the Security Registrar in the name and at the expense of the Company. Notice of mandatory redemption of Securities shall be given by the Security Registrar in the name and at the expense of the Company.

          SECTION 405.  SECURITIES PAYABLE ON REDEMPTION DATE.

                    Notice of redemption having been given as aforesaid, and the conditions, if any, set forth in such notice having been satisfied, the Securities or portions thereof so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless, in the case of an unconditional notice of redemption, the Company shall default in the payment of the Redemption Price and accrued interest, if any) such Securities or portions thereof, if interest-bearing, shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security or portion thereof shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that no such surrender shall be a condition to such payment if so specified as contemplated by Section 301 with respect to such Security; and provided, further, that, except as otherwise specified as contemplated by Section 301 with respect to such Security, any installment of interest on any Security the Stated Maturity of which installment is on or prior to the Redemption Date shall be payable to the Holder of such Security, or one or more Predecessor Securities, registered as such at the close of business on the related Regular Record Date according to the terms of such Security and subject to the provisions of Section 307.

          SECTION 406.  SECURITIES REDEEMED IN PART.

                    Upon the surrender of any Security which is to be redeemed only in part at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee, as the case may be, duly executed by, the Holder thereof or his attorney duly authorized in writing), the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities of the same series and Tranche, of any authorized denomination requested by such Holder and of like tenor and in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                     ARTICLE FIVE

                                      COVENANTS

          SECTION 501.  PAYMENT OF SECURITIES.

                    The Company shall pay the principal of and premium, if any, and interest, if any, on the Securities of each series in accordance with the terms of such Securities and this Indenture.

          SECTION 502.  MAINTENANCE OF OFFICE OR AGENCY.

                    The Company shall maintain in each Place of Payment for the Securities of each series, or any Tranche thereof, an office or agency where payment of such Securities shall be made, where the registration of transfer or exchange of such Securities may be effected and where notices and demands to or upon the Company in respect of such Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency and prompt notice to the Holders of any such change in the manner specified in Section 106. If at any time the Company shall fail to maintain any such required office or agency in respect of Securities of any series, or any Tranche thereof, or shall fail to furnish the Trustee with the address thereof, payment of such Securities shall be made, registration of transfer or exchange thereof may be effected and notices and demands in respect thereof may be served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent for all such purposes in any such event.

                    The Company may also from time to time designate one or more other offices or agencies with respect to the Securities of one or more series, or any Tranche thereof, for any or all of the foregoing purposes and may from time to time rescind such designations; provided, however, that, unless otherwise specified as contemplated by Section 301 with respect to the Securities of such series or Tranche, no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes in each Place of Payment for such Securities in accordance with the requirements set forth above. The Company shall give prompt written notice to the Trustee, and prompt notice to the Holders in the manner specified in Section 106, of any such designation or rescission and of any change in the location of any such other office or agency.

                    Anything herein to the contrary notwithstanding, any office or agency required by this Section may be maintained at an office of the Company, in which event the Company shall perform all functions to be performed at such office or agency.

          SECTION 503.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

                    If the Company shall at any time act as its own Paying Agent with respect to the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on any of such Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and premium or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided. The Company shall promptly notify the Trustee of any failure by the Company (or any other obligor on such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities.

                    Whenever the Company shall have one or more Paying Agents for the Securities of any series, or any Tranche thereof, it shall, on or before each due date of the principal of and premium, if any, and interest, if any, on such Securities, deposit with such Paying Agents sums sufficient (without duplication) to pay the principal and premium or interest so becoming due, such sums to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of any failure by it so to act.

                    The Company shall cause each Paying Agent for the Securities of any series, or any Tranche thereof, other than the Company or the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent shall:

                         (a) hold all sums held by it for the payment of the principal of and premium, if any, or interest, if any, on such Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                         (b) give the Trustee notice of any failure by the Company (or any other obligor upon such Securities) to make any payment of principal of or premium, if any, or interest, if any, on such Securities; and

                         (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent and furnish to the Trustee such information as it possesses regarding the names and addresses of the Persons entitled to such sums.

                    The Company may at any time pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent and, if so stated in a Company Order delivered to the Trustee, in accordance with the provisions of Article Six; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                    Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and premium, if any, or interest, if any, on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest, if any, has become due and payable shall be paid to the Company on Company Request, or, if then held by the Company, shall be discharged from such trust; and, upon such payment or discharge, the Holder of such Security shall, as an unsecured general creditor and not as the Holder of an Outstanding Security, look only to the Company for payment of the amount so due and payable and remaining unpaid, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such payment to the Company, may at the expense of the Company cause to be mailed, on one occasion only, notice to such Holder that such money remains unclaimed and that, after a date specified therein, which shall not be less than thirty (30) days from the date of such mailing, any unclaimed balance of such money then remaining will be paid to the Company.

          SECTION 504.  CORPORATE EXISTENCE.

                    Subject to the rights of the Company under Article Ten, the Company shall do or cause to be done all things necessary to preserve and keep its corporate existence in full force and effect.

          SECTION 505.  MAINTENANCE OF PROPERTIES.

                    The Company shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) all its properties used or useful in the conduct of its businesses, considered as a whole, to be maintained and kept in good condition, repair and working order and shall cause (or, with respect to property owned in common with others, make reasonable effort to cause) to be made such repairs, renewals, replacements, betterments and improvements thereof, as, in the judgment of the Company, may be necessary in order that the operation of such properties, considered as a whole, may be conducted in accordance with common industry practice; provided, however, that nothing in this Section shall prevent the Company from discontinuing, or causing the discontinuance of, the operation and maintenance of any of its properties; and provided, further, that nothing in this Section shall prevent the Company from selling, transferring or otherwise disposing of, or causing the sale, transfer or other disposition of, any of its properties.

          SECTION 506.  WAIVER OF CERTAIN COVENANTS.

                    The Company may omit in any particular instance to comply with any term, provision or condition set forth in

                         (a) any covenant or restriction specified with respect to the Securities of any one or more series, or any Tranche or Tranches thereof, as contemplated by
                    Section 301 if before the time for such compliance the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches with respect to which compliance with such covenant or restriction is to be omitted, considered as one class, shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition; provided, however, that no such waiver shall be effective as to any matters contemplated in clause (a),
                    (b) or (c) in Section 1102 without consent of the Holders specified in such Section; and

                         (b) Section 504 or 505 or Article Ten if before the time for such compliance the Holders of a majority in principal amount of Securities Outstanding under this Indenture shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition;

          but, in either case, no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

          SECTION 507.  ANNUAL OFFICER'S CERTIFICATE AS TO COMPLIANCE.

                    Not later than December 1 in each year, commencing December 1, 1998, the Company shall deliver to the Trustee an Officer's Certificate which need not comply with Section 102, executed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to such officer's knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under this Indenture.

          SECTION 508.  LIMITATION ON SECURED DEBT.

                    (a) On and after the Collateral Release Date and so long as any Securities shall remain Outstanding, the Company shall not create, issue, incur or assume any Secured Debt other than Permitted Secured Debt without the consent of the Holders of a majority in principal amount of the Outstanding Securities of all series and Tranches, considered as one class.

                    (b) the provisions of clause (a) above shall not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if either

                         (i) the Company shall make effective provision whereby all Securities then Outstanding shall be secured equally and ratably with such Secured Debt; or

                         (ii) the Company shall deliver to the Trustee
                    bonds, notes or other evidences of indebtedness secured by the Lien which secures such Secured Debt (hereinafter called "Secured Obligations") (A) in an aggregate principal amount equal to the aggregate principal amount of the Securities then Outstanding,
                    (B) maturing (or being subject to mandatory redemption) on such dates and in such principal amounts that, at each Stated Maturity of the Outstanding Securities, there shall mature (or be redeemed) Secured Obligations equal in principal amount to the Securities then to mature and (C) containing, in addition to any mandatory redemption provisions applicable to all Secured Obligations outstanding under such Lien and any mandatory redemption provisions contained therein pursuant to clause (B) above, mandatory redemption provisions correlative to the provisions, if any, for the mandatory redemption (pursuant to a sinking fund or otherwise) of the Securities or for the redemption thereof at the option of the Holder, as well as a provision for mandatory redemption upon an acceleration of the maturity of all Outstanding Securities following an Event of Default (such mandatory redemption to be rescinded upon the rescission of such acceleration); it being expressly understood that such Secured Obligations (X) may, but need not, bear interest, (Y) may, but need not, contain provisions for the redemption thereof at the option of the issuer, any such redemption to be made at a redemption price or prices not less than the principal amount thereof and
                    (Z) shall be held by the Trustee for the benefit of the Holders of all Securities from time to time Outstanding subject to such terms and conditions relating to surrender to the Company, transfer restrictions, voting, application of payments of principal and interest and other matters as shall be set forth in an indenture supplemental hereto specifically providing for the delivery to the Trustee of such Secured Obligations.

                    (c) If the Company shall elect either of the alternatives described in clause (b) above, the Company shall deliver to the Trustee:

                         (i)  an indenture supplemental to the Indenture
                    (A) together with appropriate inter-creditor arrangements, whereby all Securities then Outstanding shall be secured by the Lien referred to in clause (b) above equally and ratably with all other indebtedness secured by such Lien or (B) providing for the delivery to the Trustee of Secured Obligations;

                         (ii) an Officer's Certificate (A) stating that, to
                    the knowledge of the signer, (1) no Event of Default has occurred and is continuing and (2) no event has occurred and is continuing which entitles the secured party under such Lien to accelerate the maturity of the indebtedness outstanding thereunder and (B) stating the aggregate principal amount of indebtedness issuable, and then proposed to be issued, under and secured by such Lien;

                         (iii) an Opinion of Counsel (A) if the Securities then Outstanding are to be secured by such Lien, to the effect that all such Securities then Outstanding are entitled to the benefit of such Lien equally and ratably with all other indebtedness outstanding under such Lien or (B) if Secured Obligations are to be delivered to the Trustee, to the effect that such Secured Obligations have been duly issued under such Lien and constitute valid obligations, entitled to the benefit of such Lien equally and ratably with all other indebtedness then outstanding under such Lien.

                    (d) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                    "CONSOLIDATED TANGIBLE NET WORTH" means (i) common
               stock equity minus (ii) the aggregate amount of all intangible assets (other than intangible assets the cost of which is expected by the Company to be recovered through revenues from the sale of electrical capacity and/or energy or the provision of related services), in each case as shown on the consolidated balance sheet of the Company and its consolidated subsidiaries, all as determined in accordance with generally accepted accounting principles as applied to entities conducting the same businesses as the Company.

                    "DEBT", with respect to any Person, means (i)
               indebtedness of such Person for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which such Person is obligated to repay such borrowed money and (ii) any guaranty by such Person of any such indebtedness of another Person. "Debt" does not include, among other things, (x) indebtedness of such Person under any installment sale or conditional sale agreement or any other agreement relating to indebtedness for the deferred purchase price of property or services, (y) obligations of such Person under any lease agreement (including any lease intended as security), whether or not such obligations are required to be capitalized on the balance sheet of such Person under generally accepted accounting principles, or (z) liabilities secured by any Lien on any property owned by such Person if and to the extent that such Person has not assumed or otherwise become liable for the payment thereof.

                    "EXCEPTED PROPERTY" means:

                    (i) all cash on hand or in banks or other financial institutions, deposit accounts, shares of stock, interests in general or limited partnerships, bonds, notes, other evidences of indebtedness and other securities, of whatsoever kind and nature, not hereafter paid or delivered to, deposited with or held by the Trustee hereunder or required so to be;

                    (ii) all contracts, leases, operating agreements and
               other agreements of whatsoever kind and nature; all contract rights, bills, notes and other instruments and chattel paper (except to the extent that any of the same constitute securities, in which case they are separately excepted under clause (i) above); all revenues, income and earnings, all accounts, accounts receivable and unbilled revenues, and all rents, tolls, issues, products and profits, claims, credits, demands and judgments; all governmental and other licenses, permits, franchises, consents and allowances; and all patents, patent licenses and other patent rights, patent applications, trade names, trademarks, copyrights, claims, credits, choses in action and other intangible property and general intangibles including, but not limited to, computer software;

                    (iii) all automobiles, buses, trucks, truck cranes, tractors, trailers and similar vehicles and movable equipment; all rolling stock, rail cars and other railroad equipment; all vessels, boats, barges and other marine equipment; all airplanes, helicopters, aircraft engines and other flight equipment; all parts, accessories and supplies used in connection with any of the foregoing; and all personal property of such character that the perfection of a security interest therein or other Lien thereon is not governed by the Uniform Commercial Code as in effect in the jurisdiction in which such property is located;

                    (iv) all goods, stock in trade, wares, merchandise and
               inventory held for the purpose of sale or lease in the ordinary course of business; all materials, supplies, inventory and other items of personal property which are consumable (otherwise than by ordinary wear and tear) in their use in the operation of any property of the Company; all fuel, including nuclear fuel, whether or not any such fuel is in a form consumable in the operation of any property of the Company, including separate components of any fuel in the forms in which such components exist at any time before, during or after the period of the use thereof as fuel; all hand and other portable tools and equipment; all furniture and furnishings; and computers and data processing, data storage, data transmission, telecommunications and other facilities, equipment and apparatus, which, in any case, are used primarily for administrative or clerical purposes or are otherwise not necessary for the operation or maintenance of the facilities, machinery, equipment or fixtures of the Company for (A) the generation, transmission or distribution of electric energy, (B) the transmission, storage or distribution of gas or (C) the appropriation, storage, transmission or distribution of water;

                    (v) all coal, ore, gas, oil and other minerals and all timber, and all rights and interests in any of the foregoing, whether or not such minerals or timber shall have been mined or extracted or otherwise separated from the land; and all electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company;

                    (vi) all real property, leaseholds, gas rights, wells,
               gathering, tap or other pipe lines, or facilities, equipment or apparatus, in any case used or to be used primarily for the production or gathering of natural gas; and

                    (vii) all property which is the subject of a lease agreement designating the Company as lessee and all right, title and interest of the Company in and to such property and in, to and under such lease agreement, whether or not such lease agreement is intended as security.

                    "LIEN" means any mortgage, deed of trust, pledge,
               security interest, conditional sale or other title retention agreement or any lease in the nature thereof.

                    "PERMITTED SECURED DEBT" means, as of any particular
               time, any of the following:

                    (i) Secured Debt which matures less than one year from the date of the issuance or incurrence thereof and is not extendible at the option of the issuer; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

                    (ii) Secured Debt secured by Purchase Money Liens or any other Liens existing or placed upon property at the time of, or within one hundred eighty (180) days after, the acquisition thereof by the Company, and any refundings, refinancings and/or replacements of any such Secured Debt; provided, however, that no such Purchase Money Lien or other Lien shall extend to or cover any property of the Company other than (A) the property so acquired and improvements, extensions and additions to such property and renewals, replacements and substitutions of or for such property or any part or parts thereof and (B) with respect to Purchase Money Liens, other property subsequently acquired by the Company;

                    (iii)  Secured Debt relating to governmental
               obligations the interest on which is not included in gross income for purposes of federal income taxation pursuant to
               Section 103 of the Internal Revenue Code of 1986, as amended (or any successor provision of law), for the purpose of financing or refinancing, in whole or in part, costs of acquisition or construction of property to be used by the Company, to the extent that the Lien which secures such Secured Debt is required either by applicable law or by the issuer of such governmental obligations or is otherwise necessary in order to establish or maintain such exclusion from gross income; and any refundings, refinancings and/or replacements of any such Secured Debt by or with similar Secured Debt;

                    (iv) Secured Debt (A) which is related to the
               construction or acquisition of property not previously owned by the Company or (B) which is related to the financing of a project involving the development or expansion of property of the Company and (C) in either case, the obligee in respect of which has no recourse to the Company or any property of the Company other than the property constructed or acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (or the proceeds of such property or such project); and any refundings, refinancings and/or replacements of any such Secured Debt by or with Secured Debt described in clause (C) above;

                    (v)  Secured Debt permitted under clause (b) above; and

                    (vi) in addition to the Permitted Secured Debt described in clauses (i) through (v) above, Secured Debt not otherwise permitted in this clause (c) in an aggregate principal amount not exceeding 10% of the Consolidated Tangible Net Worth of the Company and its consolidated subsidiaries, as shown on the latest balance sheet of the Company and its consolidated subsidiaries, audited by independent certified public accountants, dated prior to the date of the creation, issuance, incurrence or assumption of such Secured Debt.

                    "PURCHASE MONEY LIEN" means, with respect to any
               property being acquired by the Company, a Lien on such property which

                    (i) is taken or retained by the transferor of such
               property to secure all or part of the purchase price thereof;

                    (ii) is granted to one or more Persons other than the
               transferor which, by making advances or incurring an obligation, give value to enable the grantor of such Lien to acquire rights in or the use of such property;

                    (iii) is held by a trustee or agent for the benefit of
               one or more Persons described in clause (i) or (ii) above, provided that such Lien may be held, in addition, for the benefit of one or more other Persons which shall have theretofore given, or may thereafter give, value to or for the benefit or account of the grantor of such Lien for one or more other purposes; or

                    (iv) otherwise constitutes a purchase money mortgage or
               a purchase money security interest under applicable law;

               and, without limiting the generality of the foregoing, for purposes of this Indenture, the term Purchase Money Lien shall be deemed to include any Lien described above whether or not such Lien (A) shall permit the issuance or other incurrence of additional indebtedness secured by such Lien on such property, (B) shall permit the subjection to such Lien of additional property and the issuance or other incurrence of additional indebtedness on the basis thereof and/or (C) shall have been granted prior to the acquisition of such property, shall attach to or otherwise cover property other than the property being acquired and/or shall secure obligations issued prior and/or subsequent to the issuance of the obligations delivered in connection with such acquisition.

                    "SECURED DEBT", with respect to any Person, means Debt
               created, issued, incurred or assumed by such Person which is secured by a Lien upon any property (other than Excepted Property) of the Company, real, personal or mixed, of whatever kind or nature and wherever located, whether owned at the date of the initial authentication and delivery of Securities hereunder, or thereafter acquired.


                                     ARTICLE SIX

                              SATISFACTION AND DISCHARGE

          SECTION 601.  SATISFACTION AND DISCHARGE OF SECURITIES.

                    Any Security or Securities, or any portion of the principal amount thereof, shall be deemed to have been paid for all purposes of this Indenture, and the entire indebtedness of the Company in respect thereof shall be satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust:

                         (a) money in an amount which shall be sufficient, or

                         (b) in the case of a deposit made prior to the Maturity of such Securities or portions thereof, Eligible Obligations, which shall not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, shall be sufficient, or

                         (c) a combination of (a) or (b) which shall be sufficient,

          to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof; provided, however, that in the case of the provision for payment or redemption of less than all the Securities of any series or Tranche, such Securities or portions thereof shall have been selected by the Security Registrar as provided herein and, in the case of a redemption, the notice requisite to the validity of such redemption shall have been given or irrevocable authority shall have been given by the Company to the Trustee to give such notice, under arrangements satisfactory to the Trustee; and provided, further, that the Company shall have delivered to the Trustee and such Paying
          Agent:

                         (x) if such deposit shall have been made prior to the Maturity of such Securities, a Company Order stating that the money and Eligible Obligations deposited in accordance with this Section shall be held in trust, as provided in Section 603;

                         (y)  if Eligible Obligations shall have been
                    deposited, an Opinion of Counsel to the effect that such obligations constitute Eligible Obligations and do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, and an opinion of an independent public accountant of nationally recognized standing, selected by the Company, to the effect that the other requirements set forth in clause (b) and, if applicable, (c) above have been satisfied; and

                         (z) if such deposit shall have been made prior to the Maturity of such Securities, an Officer's Certificate stating the Company's intention that, upon delivery of such Officer's Certificate, its indebtedness in respect of such Securities or portions thereof will have been satisfied and discharged as contemplated in this Section.

                    Upon the deposit of money or Eligible Obligations, or both, in accordance with this Section, together with the documents required by clauses (x), (y) and (z) above, the Trustee shall, upon Company Request, acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture and that the entire indebtedness of the Company in respect thereof has been satisfied and discharged as contemplated in this Section. In the event that all of the conditions set forth in the preceding paragraph shall have been satisfied in respect of any Securities or portions thereof except that, for any reason, the Officer's Certificate specified in clause (z) (if otherwise required) shall not have been delivered, such Securities or portions thereof shall nevertheless be deemed to have been paid for all purposes of this Indenture, and the Holders of such Securities or portions thereof shall nevertheless be no longer entitled to the benefits provided by this Indenture or of any of the covenants of the Company under Article Five (except the covenants contained in Sections 502 and 503) or any other covenants made in respect of such Securities or portions thereof as contemplated by Section 301, but the indebtedness of the Company in respect of such Securities or portions thereof shall not be deemed to have been satisfied and discharged prior to Maturity for any other purpose; and, upon Company Request, the Trustee shall acknowledge in writing that such Securities or portions thereof are deemed to have been paid for all purposes of this Indenture.

                    If payment at Stated Maturity of less than all of the Securities of any series, or any Tranche thereof, is to be provided for in the manner and with the effect provided in this Section, the Security Registrar shall select such Securities, or portions of principal amount thereof, in the manner specified by
          Section 403 for selection for redemption of less than all the Securities of a series or Tranche.

                    In the event that Securities which shall be deemed to have been paid for purposes of this Indenture, and, if such is the case, in respect of which the Company's indebtedness shall have been satisfied and discharged, all as provided in this Section, do not mature and are not to be redeemed within the sixty (60) day period commencing with the date of the deposit of moneys or Eligible Obligations, as aforesaid, the Company shall, as promptly as practicable, give a notice, in the same manner as a notice of redemption with respect to such Securities, to the Holders of such Securities to the effect that such deposit has been made and the effect thereof.

                    Notwithstanding that any Securities shall be deemed to have been paid for purposes of this Indenture, as aforesaid, the obligations of the Company and the Trustee in respect of such Securities under Sections 304, 305, 306, 404, 502, 503, 807 and
          814 and this Article shall survive.

                    The Company shall pay, and shall indemnify the Trustee or any Paying Agent with which Eligible Obligations shall have been deposited as provided in this Section against, any tax, fee or other charge imposed on or assessed against such Eligible Obligations or the principal or interest received in respect of such Eligible Obligations, including, but not limited to, any such tax payable by any entity deemed, for tax purposes, to have been created as a result of such deposit.

                    Anything herein to the contrary notwithstanding, (a) if, at any time after a Security would be deemed to have been paid for purposes of this Indenture, and, if such is the case, the Company's indebtedness in respect thereof would be deemed to have been satisfied and discharged, pursuant to this Section (without regard to the provisions of this paragraph), the Trustee or any Paying Agent, as the case may be, (i) shall be required to return the money or Eligible Obligations, or combination thereof, deposited with it as aforesaid to the Company or its representative under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) are unable to apply any money held by the Trustee as provided in this Section and Section 603 with respect to such Security by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, such Security shall thereupon be deemed retroactively not to have been paid and any satisfaction and discharge of the Company's indebtedness in respect thereof shall retroactively be deemed not to have been effected, and such Security shall be deemed to remain Outstanding and (b) any satisfaction and discharge of the Company's indebtedness in respect of any Security shall be subject to the provisions of the last paragraph of Section 503.

          SECTION 602.  SATISFACTION AND DISCHARGE OF INDENTURE.

                    This Indenture shall upon Company Request cease to be of further effect (except as hereinafter expressly provided), and the Trustee, at the expense of the Company, shall execute such instruments as the Company shall reasonably request to evidence and acknowledge the satisfaction and discharge of this Indenture, when:

                         (a)  no Securities remain Outstanding hereunder;
                    and

                         (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company;

          provided, however, that if, in accordance with the last paragraph of Section 601, any Security, previously deemed to have been paid for purposes of this Indenture, shall be deemed retroactively not to have been so paid, this Indenture shall thereupon be deemed retroactively not to have been satisfied and discharged, as aforesaid, and to remain in full force and effect, and the Company shall execute and deliver such instruments as the Trustee shall reasonably request to evidence and acknowledge the same.

                    Notwithstanding the satisfaction and discharge of this Indenture as aforesaid, the obligations of the Company and the Trustee under Sections 304, 305, 306, 404, 502, 503, 807 and 814 and this Article shall survive.

                    Upon satisfaction and discharge of this Indenture as provided in this Section, the Trustee shall turn over to the Company any and all money, securities and other property then held by the Trustee for the benefit of the Holders of the Securities (other than money and Eligible Obligations held by the Trustee pursuant to Section 603) and shall execute and deliver to the Company such instruments as, in the judgment of the Company, shall be necessary, desirable or appropriate to effect or evidence the satisfaction and discharge of this Indenture.

          SECTION 603.  APPLICATION OF TRUST MONEY.

                    Neither the Eligible Obligations nor the money deposited pursuant to Section 601, nor the principal or interest payments on any such Eligible Obligations, shall be withdrawn or used for any purpose other than, and shall be held in trust for, the payment of the principal of and premium, if any, and interest, if any, on the Securities or portions of principal amount thereof in respect of which such deposit was made, all subject, however, to the provisions of Section 503; provided, however, that any cash received from such principal or interest payments on such Eligible Obligations, if not then needed for such purpose, shall, to the extent practicable and upon Company Request and delivery to the Trustee of the documents referred to in clause (y) in the first paragraph of Section 601, be invested in Eligible Obligations of the type described in clause (b) in the first paragraph of Section 601 maturing at such times and in such amounts as shall be sufficient, together with any other moneys and the proceeds of any other Eligible Obligations then held by the Trustee, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Securities or portions thereof on and prior to the Maturity thereof, and interest earned from such reinvestment shall be paid over to the Company as received, free and clear of any trust, lien or pledge under this Indenture; and provided, further, that any moneys held in accordance with this Section on the Maturity of all such Securities in excess of the amount required to pay the principal of and premium, if any, and interest, if any, then due on such Securities shall be paid over to the Company free and clear of any trust, lien or pledge under this Indenture; and provided, further, that if an Event of Default shall have occurred and be continuing, moneys to be paid over to the Company pursuant to this Section shall be held until such Event of Default shall have been waived or cured.


                                    ARTICLE SEVEN

                             EVENTS OF DEFAULT; REMEDIES

          SECTION 701.  EVENTS OF DEFAULT.

                    "EVENT OF DEFAULT", wherever used herein with respect to the Securities, means any of the following events which shall have occurred and be continuing:

                    (a) failure to pay interest, if any, on any Security, within sixty (60) days after the same becomes due and payable if such failure shall occur prior to the Collateral Release Date, or within thirty (30) days after the same becomes due and payable if such failure shall occur on or after the Collateral Release Date; provided, however, that no such failure shall constitute an "Event of Default" if the Company shall have made a valid extension of the interest payment period with respect to the Securities of the series, of which such Security is a part, if so provided with respect to such series as contemplated by Section 301; or

                    (b) failure to pay the principal of or premium, if any, on any Security when due; provided, however, that no such failure shall constitute an "Event of Default" if the Company shall have made a valid extension of the Maturity of the Securities of the series, of which such Security is a part, if so provided with respect to such series as contemplated by Section 301; or

                    (c) failure to perform or breach of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty, a default in the performance of which or breach of which is elsewhere in this Section specifically dealt with) for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Securities then Outstanding, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "NOTICE OF DEFAULT" hereunder, unless the Trustee, or the Trustee and the Holders of a principal amount of Securities not less than the principal amount of Securities the Holders of which gave such notice, as the case may be, shall agree in writing to an extension of such period prior to its expiration; provided, however, that the Trustee, or the Trustee and the Holders of such principal amount of Securities, as the case may be, shall be deemed to have agreed to an extension of such period if corrective action is initiated by the Company within such period and is being diligently pursued; or

                    (d) a default under any bond, debenture, note or other evidence of Debt of the Company or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Company (including this Indenture), whether such Debt now exists or shall hereafter be created, which default
               (1) shall constitute a failure to make any payment in excess of $5,000,000 of the principal of or interest on such Debt when due and payable after the expiration of any applicable grace period with respect thereto or (2) shall have resulted in such Debt in an amount in excess of $10,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such payment having been made, such Debt having been discharged, or such acceleration having been rescinded or annulled, as the case may be, within a period of ninety (90) days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least twenty-five percentum (25%) in principal amount of the Securities then Outstanding a written notice specifying such default and requiring the Company to cause such payment to be made, such Debt to be discharged or such acceleration to be rescinded or annulled, as the case may be, and stating that such notice is a Notice of Default hereunder; it being understood, however, that no event described in this clause (d) shall constitute an Event of Default prior to the Collateral Release Date; or

                    (e) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition by one or more Persons other than the Company seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or

                    (f) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in a case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors.

                    (g) so long as the Trustee shall hold any Outstanding Class A Bonds which were delivered to the Trustee in connection with the authentication and delivery of Securities which remain Outstanding hereunder, the occurrence of a matured event of default under the Class A Mortgage under which such Class A Bonds were authenticated and delivered (other than any such matured event of default which (i) is of similar kind or character to the Event of Default described in clause (c) above and (ii) has not resulted in the acceleration of the Class A Bonds Outstanding under such Class A Mortgage); provided, however, that, anything in this Indenture to the contrary notwithstanding, the waiver or cure of any such event of default under such Class A Mortgage and the rescission and annulment of the consequences thereof under such Class A Mortgage shall constitute a cure of the corresponding Event of Default under this Indenture and a rescission and annulment of the consequences thereof.

          SECTION 702.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

                    If an Event of Default shall have occurred and be continuing, then in every such case the Trustee or the Holders of not less than thirty-three percentum (33%) in principal amount of the Securities then Outstanding may declare the principal amount (or, if any of the Securities are Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof as contemplated by Section 301) of all of the Securities then Outstanding to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon such declaration such principal amount (or specified amount), together with premium, if any, and accrued interest, if any, thereon, shall become immediately due and payable, all subject, however, in the case of an Event of Default described in clause (g) of Section 701, to the proviso contained in such clause (g).

                    At any time after such a declaration of acceleration of the maturity of the Securities then Outstanding shall have been made, but before a judgment or decree for payment of the money due shall have been obtained by the Trustee as provided in this Article, such declaration and its consequences shall, without further act, be deemed to have been rescinded and annulled, if

                         (a) the Company shall have paid or deposited with the Trustee a sum sufficient to pay

                              (i)  all overdue interest, if any, on all
                         Securities then Outstanding;

                              (ii)  the principal of and premium, if any,
                         on any Securities then Outstanding which have become due otherwise than by such declaration of acceleration and interest, if any, thereon at the rate or rates prescribed therefor in such Securities;

                              (iii)  interest, if any, upon overdue
                         interest, if any, at the rate or rates prescribed therefor in such Securities, to the extent that payment of such interest is lawful; and

                              (iv)  all amounts due to the Trustee under
                         Section 807; and

                         (b) all Events of Default, other than the non-payment of the principal of Securities of such series which shall have become due solely by such declaration of acceleration, shall have been cured or waived as provided in Section 713.

          No such rescission shall affect any subsequent Event of Default or impair any right consequent thereon.

          SECTION 703.  COLLECTION OF INDEBTEDNESS AND SUITS FOR
          ENFORCEMENT BY TRUSTEE.

                    If an Event of Default described in clause (a) or (b) of Section 701 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of the Securities with respect to which such Event of Default shall have occurred, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, if any, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 807.

                    If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

                    If an Event of Default shall have occurred and be continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Securities then Outstanding by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

          SECTION 704.  APPLICATION OF MONEY COLLECTED.

                    Any money collected by the Trustee pursuant to this Article shall be applied in the following order, to the extent permitted by law, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or premium, if any, or interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                      FIRST:  To the payment of all amounts due the Trustee
               under Section 807;

                      SECOND:  To the payment of the whole amount then due
               and unpaid upon the Outstanding Securities for principal and premium, if any, and interest, if any, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid upon such Securities, then to the payment of such principal and interest, if any, thereon without any preference or priority, ratably according to the aggregate amount so due and unpaid, with any balance then remaining to the payment of premium, if any, and, if so specified as contemplated by
               Section 301 with respect to the Securities of any series, or any Tranche thereof, interest, if any, on overdue premium, if any, and overdue interest, if any, ratably as aforesaid, all to the extent permitted by applicable law;

                      THIRD:  To the payment of the remainder, if any, to
               the Company or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

          SECTION 705.  TRUSTEE MAY FILE PROOFS OF CLAIM.

                    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                    (a) to file and prove a claim for the whole amount of principal, premium, if any, and interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for amounts due to the Trustee under Section 807) and of the Holders allowed in such judicial proceeding, and

                    (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

          and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amounts due it under Section 807.

                    Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 706. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

                    All rights of action and claims under this Indenture or on the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

          SECTION 707.  LIMITATION ON SUITS.

                    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                    (a) such Holder shall have previously given written notice to the Trustee of a continuing Event of Default;

                    (b) the Holders of a majority in aggregate principal amount of the Securities then Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                    (c) such Holder or Holders shall have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                    (d) the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such proceeding; and

                    (e) no direction inconsistent with such written request shall have been given to the Trustee during such sixty (60) day period by the Holders of a majority in aggregate principal amount of the Securities then
               Outstanding.

          it being understood and intended that no one or more of the Holders of any Securities shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Holders.

          SECTION 708.  UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE
          PRINCIPAL, PREMIUM AND INTEREST.

                    Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Section 307) interest, if any, on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

          SECTION 709.  RESTORATION OF RIGHTS AND REMEDIES.

                    If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holder shall continue as though no such proceeding had been instituted.

          SECTION 710.  RIGHTS AND REMEDIES CUMULATIVE.

                    Except as otherwise provided in the last paragraph of
          Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

          SECTION 711.  DELAY OR OMISSION NOT WAIVER.

                    No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

          SECTION 712.  CONTROL BY HOLDERS OF SECURITIES.

                    If an Event of Default shall have occurred and be continuing, the Holders of a majority in principal amount of the Securities then Outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series; provided, however, that

                    (a) such direction shall not be in conflict with any rule of law or with this Indenture, and could not involve the Trustee in personal liability in circumstances where indemnity would not, in the Trustee's sole discretion, be adequate,

                    (b) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                    (c) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

          SECTION 713.  WAIVER OF PAST DEFAULTS.

                    The Holders of a majority in principal amount of the Securities then Outstanding may on behalf of the Holders of all the Securities then Outstanding waive any past default hereunder and its consequences, except a default

                    (a) in the payment of the principal of or premium, if any, or interest, if any, on any Security then Outstanding, or

                    (b) in respect of a covenant or provision hereof which under Section 1102 cannot be modified or amended without the consent of the Holder of each Outstanding Security of any series or Tranche affected.

                    Upon any such waiver, such default shall cease to exist, and any and all Events of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

          SECTION 714.  UNDERTAKING FOR COSTS.

                    The Company and the Trustee agree, and each Holder by its acceptance of a Security shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, all in the manner, to the extent and except as provided in the Trust Indenture Act; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than ten percentum (10%) in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or premium, if any, or interest, if any, on any Security on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

          SECTION 715.  WAIVER OF STAY OR EXTENSION LAWS.

                    To the full extent that it may lawfully so agree, the Company shall not at any time set up, claim or otherwise seek to take the benefit or advantage of any stay or extension law, now or hereafter in effect, in order to prevent or hinder the enforcement of this Indenture; and the Company, for itself and all who may claim under it, so far as it or they now or hereafter may lawfully do so, hereby waives the benefit of all such laws.

          SECTION 716.  DEFAULTS UNDER CLASS A MORTGAGES.

                    In addition to every other right and remedy provided herein, the Trustee may (but shall not be obligated to) exercise any right or remedy available to the Trustee in its capacity as owner and holder of Class A Bonds which arises as a result of a default or matured event of default under any Class A Mortgage, whether or not an Event of Default shall then have occurred and be continuing.


                                    ARTICLE EIGHT

                                     THE TRUSTEE

          SECTION 801.  CERTAIN DUTIES AND RESPONSIBILITIES.

                    (a) Except during the continuance of an Event of Default,

                         (i)  the Trustee undertakes to perform such
                    series, such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence of bad faith on its part, the
                    Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                    (b) In case an Event of Default shall have occurred and be continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                    (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                         (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                         (ii) the Trustee shall not be liable for any error
                    of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                         (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Securities then Outstanding, as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                         (iv) no provision of this Indenture shall require
                    the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                    (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          SECTION 802.  NOTICE OF DEFAULTS.

                    The Trustee shall give the Holders notice of any default hereunder in the manner and to the extent required to do so by the Trust Indenture Act, unless such default shall have been cured or waived; provided, however, that in the case of any default of the character specified in Section 701(c), no such notice to Holders shall be given until at least seventy-five (75) days after the occurrence thereof; and provided, further, that, subject to the provisions of Section 801, the Trustee shall not be deemed to have knowledge of such default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of such default or (ii) the Trustee shall have received written notice thereof from the Company or any Holder or, in the case of a default described in Section 701(d), from the holder of any indebtedness or from the trustee under any mortgage, indenture or other instrument referred to in such Section. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time, or both, would become, an Event of Default. The Trustee shall give to the trustee under each Class A Mortgage a copy of each notice of default given to the Holders pursuant to this Section. In addition, the Trustee shall give to the Holders copies of each notice of default under any Class A Mortgage given to the Trustee in its capacity as owner and holder of Class A Bonds delivered thereunder.

          SECTION 803.  CERTAIN RIGHTS OF TRUSTEE.

                    Subject to the provisions of Section 801 and to the applicable provisions of the Trust Indenture Act:

                    (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed, sent or presented by the proper party or parties;

                    (b) any request, direction or act of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, or as otherwise expressly provided herein, and any resolution of the Board of Directors may be sufficiently evidenced by a Board
               Resolution;

                    (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence is specifically prescribed herein) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                    (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                    (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holder pursuant to this Indenture, unless such Holder shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it complying with such request or direction;

                    (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall (subject to applicable legal requirements) be entitled to examine, during normal business hours, the books, records and premises of the Company, personally or by agent or attorney;

                    (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                    (h) the Trustee shall not be charged with knowledge of any Event of Default unless either (i) a Responsible Officer of the Trustee shall have actual knowledge of the Event of Default or (ii) written notice of such Event of Default shall have been given to the Trustee by the Company, any other obligor on such Securities or by any Holder of such Securities or, in the case of a default described in Section 701(d), from the holder of any indebtedness or from the trustee under any mortgage, indenture or other instrument referred to in such Section.

          SECTION 804.  NOT RESPONSIBLE FOR RECITALS OR ISSUANCE OF
          SECURITIES.

                    The recitals contained herein and in the Securities (except the Trustee's certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

          SECTION 805.  MAY HOLD SECURITIES.

                    Each of the Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 808 and 813, may otherwise deal with the Company with the same rights it would have if it were not such Trustee, Authenticating Agent, Paying Agent, Security Registrar or other agent.

          SECTION 806.  MONEY HELD IN TRUST.

                    Money held by the Trustee in trust hereunder need not be segregated from other funds, except to the extent required by law. The Trustee shall be under no liability for interest on or investment of any money received by it hereunder except as expressly provided herein or otherwise agreed with, and for the sole benefit of, the Company.

          SECTION 807.  COMPENSATION AND REIMBURSEMENT.

                    The Company shall

                    (a) pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (b) except as otherwise expressly provided herein, reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent that any such expense, disbursement or advance may be attributable to its negligence, wilful misconduct or bad faith; and

                    (c) indemnify the Trustee and hold it harmless from and against any loss, liability or expense reasonably incurred by it arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, wilful misconduct or bad faith.

                    As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such other than property and funds held in trust under Section 603 (except moneys payable to the Company as provided in Section 603). "Trustee" for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, wilful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

          SECTION 808.  DISQUALIFICATION; CONFLICTING INTERESTS.

                    If the Trustee shall have or acquire any conflicting interest within the meaning of the Trust Indenture Act, it shall either eliminate such conflicting interest or resign to the extent, in the manner and with the effect, and subject to the conditions, provided in the Trust Indenture Act and this Indenture. For purposes of Section 310(b)(1) of the Trust Indenture Act and to the extent permitted thereby, the Trustee, in its capacity as trustee in respect of the Securities of any series, shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series.

          SECTION 809.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

                    There shall at all times be a Trustee hereunder which shall be

                    (a) a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Ten Million Dollars ($10,000,000) and subject to supervision or examination by Federal, State, Territorial or District of Columbia authority, or

                    (b) if and to the extent permitted by the Commission by rule, regulation or order upon application, a corporation or other Person organized and doing business under the laws of a foreign government, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least Fifty Million Dollars ($50,000,000) or the Dollar equivalent of the applicable foreign currency and subject to supervision or examination by authority of such foreign government or a political subdivision thereof substantially equivalent to supervision or examination applicable to United States institutional trustees, and, in either case, qualified and eligible under this Article and the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section or the Trust Indenture Act, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          SECTION 810.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                    (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 811.

                    (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 811 shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Trustee and to the Company.

                    (d)  If at any time:

                         (i) the Trustee shall fail to comply with Section 808 after written request therefor by the Company or by any Holder who has been a bona fide Holder for at least six months, or

                         (ii)  the Trustee shall cease to be eligible under
                    Section 809 or Section 310(a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Company or by any such Holder, or

                         (iii)  the Trustee shall become incapable of
                    acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company may remove the Trustee with respect to all Securities or (y) subject to Section 714, any Holder who has been a bona fide Holder for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee or Trustees.

                    (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause (other than as contemplated in clause (y) in subsection (d) of this Section), the Company shall take prompt steps to appoint a successor Trustee or Trustees and shall comply with the applicable requirements of Section 811. If, within one
          (1) year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Securities then Outstanding delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 811, become the successor Trustee and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 811, any Holder who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                    (f) So long as no event which is, or after notice or lapse of time, or both, would become, an Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) an instrument executed by an Authorized Officer appointing a successor Trustee or Trustees, effective as of a date specified therein, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee or Trustees in accordance with Section 811, the Trustee or Trustees shall be deemed to have resigned as contemplated in subsection (b) of this Section, the successor Trustee or Trustees shall be deemed to have been appointed pursuant to subsection (e) of this Section and such appointment shall be deemed to have been accepted as contemplated in Section 811, all as of such date, and all other provisions of this Section and Section 811 shall be applicable to such resignation, appointment and acceptance except to the extent inconsistent with this subsection (f).

                    (g) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

          SECTION 811.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                    (a) In case of the appointment hereunder of a successor Trustee, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all sums owed to it, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

                    (b) Upon reasonable request of any such successor Trustee, the Company shall execute instruments to more fully and certainly vest in and confirm to such successor Trustee all rights, powers and trusts referred to in subsection (a) of this Section.

                    (c) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          SECTION 812. MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

                    Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

          SECTION 813.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

                    If the Trustee shall be or become a creditor of the Company or any other obligor upon the Securities (other than by reason of a relationship described in Section 311(b) of the Trust Indenture Act), the Trustee shall be subject to any and all applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company or such other obligor. For purposes of Section 311(b) of the Trust Indenture Act:

                    (a) the term "CASH TRANSACTION" means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

                    (b) the term "SELF-LIQUIDATING PAPER" means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company or such obligor for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company or such obligor arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

          SECTION 814.  APPOINTMENT OF AUTHENTICATING AGENT.

                    The Trustee may appoint an Authenticating Agent or Agents with respect to the Securities of one or more series, or any Tranche thereof, which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series or Tranche issued upon original issuance, exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States, any State or Territory thereof or the District of Columbia or the Commonwealth of Puerto Rico, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than Ten Million Dollars ($10,000,000) and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
          If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                    Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

                    An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                    The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

                    The provisions of Sections 308, 804 and 805 shall be applicable to each Authenticating Agent.

                    If an appointment with respect to the Securities of one or more series, or any Tranche thereof, shall be made pursuant to this Section, the Securities of such series or Tranche may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternate certificate of authentication substantially in the following form:

                    This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                                  ------------------------
                                                  As Trustee


                                                  By----------------------
                                                    As Authenticating Agent

                                                  By----------------------
                                                    Authorized Officer

                    If all of the Securities of a series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested by the Company in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel), shall appoint, in accordance with this Section and in accordance with such procedures as shall be acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.


                                     ARTICLE NINE

                   LISTS OF HOLDERS; REPORTS BY TRUSTEE AND COMPANY

          SECTION 901.  LISTS OF HOLDERS.

                    Semiannually, not later than June 30 and December 31 in each year, commencing June 30, 1999, and within 30 days of such other times as the Trustee may request in writing, the Company shall furnish or cause to be furnished to the Trustee information as to the names and addresses of the Holders, as of a date no more than fifteen (15) days prior to the date such information is so furnished, and the Trustee shall preserve such information and similar information received by it in any other capacity and afford to the Holders access to information so preserved by it, all to such extent, if any, and in such manner as shall be required by the Trust Indenture Act; provided, however, that no such list need be furnished so long as the Trustee shall be the Security Registrar.

          SECTION 902.  REPORTS BY TRUSTEE AND COMPANY.

                    Not later than November 15 in each year, commencing November 15, 1999, the Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, a report, dated as of the next preceding September 15, with respect to any events and other matters described in
          Section 313(a) of the Trust Indenture Act, in such manner and to the extent required by the Trust Indenture Act. The Trustee shall transmit to the Holders, the Commission and each securities exchange upon which any Securities are listed, and the Company shall file with the Trustee (within thirty (30) days after filing with the Commission in the case of reports which pursuant to the Trust Indenture Act must be filed with the Commission and furnished to the Trustee) and transmit to the Holders, such other information, reports and other documents, if any, at such times and in such manner, as shall be required by the Trust Indenture Act. The Company shall notify the Trustee of the listing of any Securities on any securities exchange.


                                     ARTICLE TEN

                          CONSOLIDATION, MERGER, CONVEYANCE
                                  OR OTHER TRANSFER

          SECTION 1001.  COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN
          TERMS.

                    The Company shall not consolidate with or merge into any other Person, or convey or otherwise transfer, or lease, all of its properties, as or substantially as an entirety, to any Person, unless:

                    (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases (for a term extending beyond the last Stated Maturity of the Securities then Outstanding), all of the properties of the Company, as or substantially as an entirety, shall be a Person organized and existing under the laws of the United States, any State or Territory thereof or the District of Columbia or under the laws of Canada or any Province thereof (such corporation being hereinafter sometimes called the "SUCCESSOR") and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company; and

                    (b) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each of which shall state that such consolidation, merger, conveyance or other transfer or lease, and such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

                    Anything in this Indenture to the contrary notwithstanding, the conveyance or other transfer, or lease, by the Company of all of its facilities (a) for the generation of electric energy, (b) for the transmission of electric energy or
          (c) for the distribution of electric energy, in each case considered alone, or all of its facilities described in clauses
          (a) and (b), considered together, or all of its facilities described in clauses (b) and (c), considered together, shall in no event be deemed to constitute a conveyance or other transfer, or lease, of all the properties of the Company, as or substantially as an entirety, unless, immediately following such conveyance, transfer or lease, the Company shall own no unleased properties in the other such categories of property not so conveyed or otherwise transferred or leased. The character of particular facilities shall be determined by reference to the Uniform System of Accounts prescribed for public utilities and licensees subject to the Federal Power Act, as amended, to the extent applicable.

          SECTION 1002.  SUCCESSOR SUBSTITUTED.

                     Upon any consolidation or merger or any conveyance or other transfer of all the properties of the Company, as or substantially as an entirety, in accordance with Section 1001, the Successor shall succeed to, and be substituted for, and may exercise every power and right of, the Company under this Indenture with the same effect as if such Successor had been named as the "Company" herein. Without limiting the generality of the foregoing, the Successor may execute and deliver to the Trustee, and thereupon the Trustee shall, subject to the provisions of Article Three, authenticate and deliver, Securities. All Securities so executed by the Successor, and authenticated and delivered by the Trustee, shall in all respects be entitled to the benefits provided by this Indenture equally and ratably with all Securities executed, authenticated and delivered prior to the time such consolidation, merger, conveyance or other transfer became effective.

          SECTION 1003.  RELEASE OF COMPANY UPON CONVEYANCE OR OTHER
          TRANSFER.

                    In the case of a conveyance or other transfer to any Person or Persons as contemplated in Section 1001, upon the satisfaction of all the conditions specified in Section 1001 the Company (such term being used in this Section without giving effect to such transaction) shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge) and the Trustee shall acknowledge in writing that the Company has been so released and discharged.

          SECTION 1004.  MERGER INTO COMPANY.

                    Nothing in this Indenture shall be deemed to prevent or restrict any consolidation or merger after the consummation of which the Company would be the surviving or resulting entity or any conveyance or other transfer, or lease of any part of the properties of the Company which does not constitute the entirety, or substantially the entirety, thereof.

          SECTION 1005.  TRANSFER OF LESS THAN THE ENTIRETY.

                    (a) If, at any time after the Collateral Release Date, the Company shall have conveyed or otherwise transferred any part of its properties which does not constitute the entirety, or substantially the entirety, thereof to another Person meeting the requirements set forth in clause (a) of the first paragraph of
          Section 1001 and if:

                         (i) the transferee of such part of the properties of the Company shall have executed and delivered to the Trustee an indenture supplemental hereto, in form reasonably satisfactory to the Trustee, which contains an assumption by such transferee of the due and punctual payment of the principal of and premium, if any, and interest, if any, on all the Securities then Outstanding and the performance and observance of every covenant and condition of this Indenture to be performed or observed by the Company;

                         (ii)  there shall have been delivered to the
                    Trustee an Independent Expert's Certificate

                              (A)   describing the property so conveyed or
                         otherwise transferred (such description of property to be made by reference either to specific items, units and/or elements of property or portions thereof, on a percentage or Dollar basis, or to properties reflected in specified accounts in the Company's books of account or portions thereof, on a Dollar basis); provided, however, that such property shall be identified in such certificate as facilities for the generation, transmission or distribution of electric energy;

                              (B) stating, in the judgment of the signers, the fair value to the transferee of the property so conveyed or otherwise transferred; provided, however, that there shall be excluded from the property so evaluated any property subject to any mortgage, deed of trust, security interest or other lien which secures indebtedness for borrowed money or for the deferred purchase price of property;

                              (C) stating an amount equal to seventy
                         percent (70%) of the amount stated pursuant to clause (B) above;

                              (D) stating an amount equal to the aggregate principal amount of the Securities then
                         Outstanding; and

                              (E) stating that the amount stated pursuant to clause (D) above does not exceed the amount stated pursuant to clause (C) above; and

                         (iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each of which shall state that such conveyance or other transfer and such supplemental indenture comply with this Section and that all conditions precedent relating to such transactions provided for in this Section and otherwise in this Indenture have been complied with;

          then, upon the satisfaction of all such conditions,

                    (x) the Company shall be released and discharged from all obligations and covenants under this Indenture and on and under all Securities then Outstanding (unless the Company shall have delivered to the Trustee an instrument in which it shall waive such release and discharge), and the Trustee shall acknowledge in writing that the Company has been so released and discharged; and

                    (y) if the Company shall have been released and discharged as contemplated in clause (x) above, such transferee shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such transferee had been named the "Company" herein; and without limiting the generality of the foregoing, such transferee shall be deemed a "Successor" for purposes of Section 1002 and for all other purposes of this Indenture.

                    In assessing the fair value of such property so conveyed or otherwise transferred, an Expert may consider, among other things (a) the amount which would be likely to be obtained in an arm's-length transaction with respect to such property between an informed and willing buyer and an informed and willing seller, under no compulsion, respectively, to buy or sell, (b) the amount of investment with respect to such property which, together with a reasonable return thereon, would be likely to be recovered through ordinary business operations or otherwise, (c) the cost, accumulated depreciation and replacement cost with respect to such property and/or (d) any other relevant factors; provided, however, that (x) the fair value of property shall be determined without deduction for any mortgage, deed of trust, pledge, security interest, encumbrance, lease, reservation, restriction, servitude, charge or similar right or any other lien of any kind on such property and (y) the fair value to the transferee of any property shall not reflect any reduction relating to the fact that such property may be of less value to a Person which is not the owner or operator of the property or any portion thereof than to a Person which is such owner or operator. Fair value may be determined, without physical inspection, by the use of accounting and engineering records and other data maintained by the Company or the transferee or otherwise available to the Expert certifying the same.


                                    ARTICLE ELEVEN

                               SUPPLEMENTAL INDENTURES

          SECTION 1101.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF
          HOLDERS.

                    Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form reasonably satisfactory to the Trustee, for any of the following purposes:

                         (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities, all as provided in Article Ten; or

                         (b) to add one or more covenants of the Company or other provisions for the benefit of all Holders or for the benefit of the Holders of, or to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more specified Tranches thereof, or to surrender any right or power herein conferred upon the Company; or

                         (c) to change or eliminate any provision of this Indenture or to add any new provision to this Indenture; provided, however, that if such change, elimination or addition shall adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect, such change, elimination or addition shall become effective with respect to such series or Tranche only when no Security of such series or Tranche remains Outstanding; or

                         (d) to provide additional collateral security for the Securities; or

                         (e) to establish the form or terms of Securities of any series or Tranche as contemplated by Sections 201 and 301; or

                         (f)  to provide for the authentication and
                    delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and for any and all other matters incidental thereto; or

                         (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee or by a co-trustee or separate trustee; or

                         (h) to provide for the procedures required to permit the Company to utilize, at its option, a non-certificated system of registration for all, or any series or Tranche of, the Securities; or

                         (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Securities, or any Tranche thereof, shall be payable, (2) all or any series of Securities, or any Tranche thereof, may be surrendered for registration of transfer, (3) all or any series of Securities, or any Tranche thereof, may be surrendered for exchange and (4) notices and demands to or upon the Company in respect of all or any series of Securities, or any Tranche thereof, and this Indenture may be served; or

                         (j)  to cure any ambiguity, to correct or
                    supplement any provision herein which may be defective or inconsistent with any other provision herein; or to make any other changes to the provisions hereof or to add other provisions with respect to matters or questions arising under this Indenture, provided that such other changes or additions shall not adversely affect the interests of the Holders of Securities of any series or Tranche in any material respect.

                    Without limiting the generality of the foregoing, if the Trust Indenture Act as in effect at the date of the execution and delivery of this Indenture or at any time thereafter shall be amended and

                         (x) if any such amendment shall require one or more changes to any provisions hereof or the inclusion herein of any additional provisions, or shall by operation of law be deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the Trust Indenture Act, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to evidence such amendment hereof; or

                         (y) if any such amendment shall permit one or more changes to, or the elimination of, any provisions hereof which, at the date of the execution and delivery hereof or at any time thereafter, are required by the Trust Indenture Act to be contained herein or are contained herein to reflect any provisions of the Trust Indenture Act as in effect at such date, this Indenture shall be deemed to have been amended to effect such changes or elimination, and the Company and the Trustee may, without the consent of any Holders, enter into an indenture supplemental hereto to amend this Indenture to effect such changes or elimination.

          SECTION 1102.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

                    Subject to the provisions of Section 1101, with the consent of the Holders of a majority in aggregate principal amount of the Securities of all series then Outstanding under this Indenture, considered as one class, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture; provided, however, that if there shall be Securities of more than one series Outstanding hereunder and if a proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such series, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all series so directly affected, considered as one class, shall be required; and provided, further, that if the Securities of any series shall have been issued in more than one Tranche and if the proposed supplemental indenture shall directly affect the rights of the Holders of Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Securities of all Tranches so directly affected, considered as one class, shall be required; and provided, further, that no such supplemental indenture shall:

                         (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security other than pursuant to the terms thereof, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 702, or change the coin or currency (or other property), in which any Security or premium, if any, or interest, if any, thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity of any Security, without, in any such case, the consent of the Holder of such Security; or

                         (b) permit the creation of any Lien ranking prior to the Lien of this Indenture with respect to any Class A Bond delivered to and held by the Trustee pursuant to Article Three, or (except in accordance with the provisions of Article Three) terminate a Lien of this Indenture on any such Class A Bond or deprive the Holders of the benefit of the Lien of this Indenture on any Class A Bond, without, in any such case, the consent of the Holders of all Securities then Outstanding; or

                         (c) reduce the percentage in principal amount of the Outstanding Securities of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of this Indenture or of any default hereunder and its consequences, or reduce the requirements of Section 1204 for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; or

                         (d)  modify any of the provisions of this Section,
                    Section 506 or Section 713 with respect to the Securities of any series or any Tranche thereof (except to increase the percentages in principal amount referred to in this Section or such other Sections or to provide that other provisions of this Indenture cannot be modified or waived without the consent of the Holders of all Securities of such series or Tranche) without, in any such case, the consent of the Holder of each Outstanding Security of such series or Tranche; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section, or the deletion of this proviso, in accordance with the requirements of Sections 811(b) and 1101(g).

                    A supplemental indenture which (x) changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of the Holders of, or which is to remain in effect only so long as there shall be Outstanding, Securities of one or more specified series, or one or more Tranches thereof, or (y) modifies the rights of the Holders of Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series or Tranche.

                    It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

               Anything in this Indenture to the contrary notwithstanding, if the Officer's Certificate, supplemental indenture or Board Resolution, as the case may be, establishing the Securities of any series or Tranche shall so provide, (a) the Holders of such Securities shall be deemed to have consented to a supplemental indenture containing the additions, changes or eliminations to or from the Indenture which shall be specified in such Officer's Certificate, supplemental indenture or Board Resolution establishing such series or Tranche, (b) no Act of such Holders shall be required to evidence such consent and (c) such consent may be counted in the determination of whether or not the Holders of the requisite principal amount of Securities shall have consented to such supplemental indenture.

          SECTION 1103.  EXECUTION OF SUPPLEMENTAL INDENTURES.

                    In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 801) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, immunities or liabilities under this Indenture or otherwise.

          SECTION 1104.  EFFECT OF SUPPLEMENTAL INDENTURES.

                    Upon the execution and delivery of any supplemental indenture under this Article this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby. Any supplemental indenture permitted by this Article may restate this Indenture in its entirety, and, upon the execution and delivery thereof, any such restatement shall supersede this Indenture as theretofore in effect for all purposes.

          SECTION 1105.  CONFORMITY WITH TRUST INDENTURE ACT.

                    Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

          SECTION 1106.  REFERENCE IN SECURITIES TO SUPPLEMENTAL
          INDENTURES.

                    Securities of any series, or any Tranche thereof, authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series, or any Tranche thereof, so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series or Tranche.

          SECTION 1107.  MODIFICATION WITHOUT SUPPLEMENTAL INDENTURE.

                    To the extent, if any, that the terms of any particular series of Securities shall have been established in an Officer's Certificate or a Board Resolution as contemplated by Section 301, and not in a supplemental indenture, additions to, changes in or the elimination of any of such terms may be effected by means of a supplemental Officer's Certificate or a supplemental Board Resolution, as the case may be, delivered to, and accepted by, the Trustee; provided, however, that such supplemental Officer's Certificate or supplemental Board Resolution shall not be accepted by the Trustee or otherwise be effective unless all conditions set forth in this Indenture which would be required to be satisfied if such additions, changes or elimination were contained in a supplemental indenture shall have been appropriately satisfied. Upon the acceptance thereof by the Trustee, any such supplemental Officer's Certificate or supplemental Board Resolution shall be deemed to be a "supplemental indenture" for purposes of Section 1104 and 1106.


                                    ARTICLE TWELVE

                     MEETINGS OF HOLDERS; ACTION WITHOUT MEETING

          SECTION 1201.  PURPOSES FOR WHICH MEETINGS MAY BE CALLED.

                    A meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities of such series or Tranches.

          SECTION 1202.  CALL, NOTICE AND PLACE OF MEETINGS.

                    (a) The Trustee may at any time call a meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, for any purpose specified in Section 1201, to be held at such time and (except as provided in subsection (b) of this Section) at such place in the Borough of Manhattan, The City of New York, as the Trustee shall determine, or, with the approval of the Company, at any other place. Notice of every such meeting, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in
          Section 106, not less than twenty-one (21) nor more than one hundred eighty (180) days prior to the date fixed for the meeting.

                    (b) The Trustee may be asked to call a meeting of the Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, by the Company or by the Holders of thirty-three percentum (33%) in aggregate principal amount of all of such series and Tranches, considered as one class, for any purpose specified in Section 1201, by written request setting forth in reasonable detail the action proposed to be taken at the meeting. If the Trustee shall have been asked by the Company to call such a meeting, the Company shall determine the time and place for such meeting and may call such meeting by giving notice thereof in the manner provided in subsection (a) of this Section, or shall direct the Trustee, in the name and at the expense of the Company, to give such notice. If the Trustee shall have been asked to call such a meeting by Holders in accordance with this subsection (b), and the Trustee shall not have given the notice of such meeting within twenty-one (21) days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Holders of Securities of such series and Tranches, in the principal amount above specified, may determine the time and the place in the Borough of Manhattan, The City of New York, or in such other place as shall be determined or approved by the Company, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

                    (c) Any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, shall be valid without notice if the Holders of all Outstanding Securities of such series or Tranches are present in person or by proxy and if representatives of the Company and the Trustee are present, or if notice is waived in writing before or after the meeting by the Holders of all Outstanding Securities of such series, or any Tranche or Tranches thereof, or by such of them as are not present at the meeting in person or by proxy, and by the Company and the Trustee.

          SECTION 1203.  PERSONS ENTITLED TO VOTE AT MEETINGS.

                    To be entitled to vote at any meeting of Holders of Securities of one or more, or all, series, or any Tranche or Tranches thereof, a Person shall be (a) a Holder of one or more Outstanding Securities of such series or Tranches, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series or Tranches by such Holder or Holders. The only Persons who shall be entitled to attend any meeting of Holders of Securities of any series or Tranche shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

          SECTION 1204.  QUORUM; ACTION.

                    The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which a meeting shall have been called as hereinbefore provided, considered as one class, shall constitute a quorum for a meeting of Holders of Securities of such series and Tranches; provided, however, that if any action is to be taken at such meeting which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, the Persons entitled to vote such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, shall constitute a quorum. In the absence of a quorum within one hour of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities of such series and Tranches, be dissolved. In any other case the meeting may be adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for such period as may be determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Except as provided by Section 1205(e), notice of the reconvening of any meeting adjourned for more than thirty
          (30) days shall be given as provided in Section 106 not less than ten (10) days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series and Tranches which shall constitute a quorum.

                    Except as limited by Section 1102, any resolution presented to a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid may be adopted only by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of the series and Tranches with respect to which such meeting shall have been called, considered as one class; provided, however, that, except as so limited, any resolution with respect to any action which this Indenture expressly provides may be taken by the Holders of a specified percentage, which is less than a majority, in principal amount of the Outstanding Securities of such series and Tranches, considered as one class, may be adopted at a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of such series and Tranches, considered as one class.

                    Any resolution passed or decision taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities of the series and Tranches with respect to which such meeting shall have been held, whether or not present or represented at the meeting.

          SECTION 1205. ATTENDANCE AT MEETINGS; DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

                    (a) Attendance at meetings of Holders of Securities may be in person or by proxy; and, to the extent permitted by law, any such proxy shall remain in effect and be binding upon any future Holder of the Securities with respect to which it was given unless and until specifically revoked by the Holder or future Holder (except as provided in Section 104(g)) of such Securities before being voted.

                    (b) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of such Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations and approved by the Company, the holding of Securities shall be proved in the manner specified in
          Section 104 and the appointment of any proxy shall be proved in the manner specified in Section 104. Such regulations may provide that written instruments appointing proxies, regular on their face, may be presumed valid and genuine without the proof specified in Section 104 or other proof.

                    (c) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 1202(b), in which case the Company or the Holders of Securities of the series and Tranches calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.
          A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class.

                    (d) At any meeting each Holder or proxy shall be entitled to one vote for each One Thousand Dollars ($1,000) principal amount of Outstanding Securities held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

                    (e) Any meeting duly called pursuant to Section 1202 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of all series and Tranches represented at the meeting, considered as one class; and the meeting may be held as so adjourned without further notice.

          SECTION 1206.  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

                    The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities, of the series and Tranches with respect to which the meeting shall have been called, held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that such notice was given as provided in Section 1202 and, if applicable, Section 1204. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          SECTION 1207.  ACTION WITHOUT MEETING.

                    In lieu of a vote of Holders at a meeting as hereinbefore contemplated in this Article, any request, demand, authorization, direction, notice, consent, waiver or other action may be made, given or taken by Holders by written instruments as provided in Section 104.

                                   ARTICLE THIRTEEN

                  IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS
                                    AND DIRECTORS

          SECTION 1301.  LIABILITY SOLELY CORPORATE.

                    No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor corporation, either directly or indirectly through the Company or any predecessor or successor corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture and the issuance of the Securities.

                    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

                                   TUCSON ELECTRIC POWER COMPANY


                                   By:  /s/ Kevin P. Larson
                                   -----------------------------------
                                        Name:     Kevin P. Larson
                                        Title:    Vice President and
                                                  Treasurer


                                   BANK OF MONTREAL TRUST COMPANY, Trustee


                                   By:  /s/ Peter Morse
                                   -----------------------------------
                                        Name:     Peter Morse
                                        Title:    Vice President